UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
 Exchange Act of 1934 (Amendment No. __)

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BALDWIN & LYONS, INC.
 (Name of Registrant as Specified In Its Charter)

_________________________________________
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BALDWIN & LYONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2017

TO THE SHAREHOLDERS OF BALDWIN & LYONS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Baldwin & Lyons, Inc. (the "Corporation") will be held Tuesday, May 9, 2017 at 10:00 a.m., Eastern Time, at 111 Congressional Boulevard, Carmel, IN 46032 for the following purposes:

1.	To elect eleven (11) directors;
2.	To ratify the appointment of Ernst & Young LLP as independent auditor for the Corporation for 2017;
3.	To approve the Baldwin & Lyons, Inc. Annual Incentive Plan;
4.	To approve the Baldwin & Lyons, Inc. Long-Term Incentive Plan;
5.	To approve, in an advisory vote, the Corporation's executive officer compensation;
6.	To approve the frequency of future shareholder advisory votes to approve the Corporation's executive compensation; and
7.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2017, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded.  If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

Shares of Class B common stock are not voting shares and therefore proxies are not being solicited in regard to the Class B shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 9, 2017

In accordance with the rules of the Securities and Exchange Commission, the Corporation is advising its shareholders of the availability on the Internet of the Corporation's proxy materials related to the Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because the Corporation has elected to utilize the "full set delivery" option, the Corporation is delivering to its Class B shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website.  The notice of annual meeting of shareholders, proxy statement, form of proxy card and Annual Report on Form 10-K are available at www.baldwinandlyons.com

Date: April 7, 2017

By Order of the Board of
Directors

/s/ Jeremy F. Goldstein
Jeremy F. Goldstein
Senior Vice President and Secretary

YOUR VOTE IS IMPORTANT.  PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON

BALDWIN & LYONS, INC.

PROXY STATEMENT

General Information

Use of Proxies
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Baldwin & Lyons, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2017 (the "Annual Meeting"), in accordance with the foregoing notice.  The Proxy Statement and accompanying proxy card were first mailed to shareholders on or about April 7, 2017.

In accordance with the rules of the Securities and Exchange Commission (the "SEC"), in addition to mailing a full set of the proxy materials to its shareholders, the Corporation is also providing access to its proxy materials on a publicly accessible website. The notice of annual meeting of shareholders, Proxy Statement, form of proxy card and Annual Report on Form 10-K are available at www.baldwinandlyons.com
The mailing address of the Corporation's principal office is 111 Congressional Boulevard, Carmel, IN 46032.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Corporation at the Corporation's principal office a written notice of revocation or a duly executed proxy bearing a later date.  Shares represented by a proxy, properly executed and returned to the Corporation, and not revoked, will be voted at the Annual Meeting.

Shares will be voted according to the directions of the shareholder as specified on the proxy.  If you sign, date, and return your proxy card but do not provide instructions, the proxy will be voted FOR the election of the eleven (11) directors named as nominees in this Proxy Statement, FOR the appointment of Ernst & Young LLP as the Corporation's independent auditor for 2017, FOR the approval of the Baldwin & Lyons, Inc. Annual Incentive Plan, FOR the approval of the Baldwin & Lyons, Inc. Long-Term Incentive Plan, FOR the approval of the Corporation's executive officer compensation, and FOR future shareholder advisory votes on the Corporation's executive compensation to be held every ONE YEAR period. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy card in accordance with their discretion.

Record Date and Voting Securities
The close of business on March 20, 2017, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of March 20, 2017, the Corporation had 2,623,109 shares of Class A common stock outstanding and entitled to vote.  Each share of Class A common stock is entitled to one vote.  The vote can be exercised in person or by proxy.  There are no other outstanding securities of the Corporation entitled to vote.  There will be no cumulative voting for the election of directors.

Shares of Class B common stock are not voting shares and therefore proxies are not being solicited in regard to the Class B shares.

Vote Required
In order to constitute a quorum for the Annual Meeting, a majority of the votes entitled to be cast at the Annual Meeting must be present either in person or by proxy. Abstentions and broker non-votes will be considered as present for determining a quorum.
It is possible that a proxy would indicate that not all shares represented by it are being voted for specific proposals. For example, a broker cannot vote shares held in street name on certain proposals when the owner of those shares has not provided instructions on how he or she would like them to be voted, which are called "broker non-votes." The election of directors, the proposals regarding the Corporation's Annual Incentive Plan and the Corporation's Long-Term Incentive Plan and the proposals relating to the approval of the Corporation's executive officer compensation and the frequency of future shareholder advisory votes on executive officer compensation fall into this category. Accordingly, if you hold your shares in street name and wish your shares to be voted on Proposals 1, 3, 4, 5 or 6, you must give your broker voting instructions.
For Proposal 1, director nominees will be elected by the plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting (i.e., the nominees receiving the highest number of votes cast in each category will be elected). The election of directors will not be affected if you choose to not vote your shares or if you withhold authority to vote your shares, and will not be affected by broker non-votes.
Proposals 2, the ratification of the appointment of the Corporation's independent auditors for 2017, and Proposal 5, the approval of the Corporation's executive officer compensation, will be approved if more shares are voted "FOR" each proposal than "AGAINST." Neither abstentions nor broker non-votes will affect the outcome of these proposals.
In the case of Proposal 6, the advisory vote on the frequency of future shareholder advisory votes on executive officer compensation, the voting standard under Indiana law is more votes "FOR" than "AGAINST." However, the Board will consider the frequency receiving the most votes as representing the Corporation's shareholders' preference on how frequently to hold future advisory votes on executive officer compensation.
Proposal 3, the approval of the Corporation's Annual Incentive Plan, and Proposal 4, the approval of the Corporation's Long-Term Incentive Plan, will be approved if such proposal receives the affirmative vote of a majority of the votes cast, which for these proposals means if more shares are voted "FOR" the respective proposal than the number of shares voted "AGAINST" or "ABSTAIN." Abstentions will have the same effect as a vote against these proposals, but broker non-votes will not affect the outcome of these proposals.
You may revoke your proxy at any time prior to the Annual Meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the Annual Meeting and you are a shareholder of record, you will be given the opportunity to revoke your proxy and vote in person. If you are a beneficial owner, you must have a legal proxy from your bank, broker or nominee in order to vote in person.

Expenses of Solicitation
All expenses of the solicitation of proxies will be paid by the Corporation.  Officers, directors and other employees of the Corporation, acting without additional compensation, may solicit proxies by telephone or by special calls.  The Corporation will also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in forwarding proxies and proxy materials to the beneficial owners of the Corporation's stock.

Beneficial Owners of More than 5% of the Class A Common Stock
The following table contains information concerning persons who, to the knowledge of the Corporation, beneficially owned on March 20, 2017, more than 5% of the outstanding voting securities of the Corporation:

Name and Address of Beneficial Owner	Number of Class A Shares And Nature of Beneficial Ownership (1)	Percent of Class A Shares
Shapiro Family Interests (in the aggregate) (2) 799 Central Avenue Highland Park, Illinois 60035 Nathan Shapiro (3) Robert Shapiro Norton Shapiro Steven A. Shapiro	1,281,035 1,140,950 865,259 762,509 777,344	48.8% 43.5% 33.0% 29.1% 29.6%

(1)	Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.
(2)
Information with respect to the Shapiro family interests was obtained from Amendment No. 13 to Schedule 13D dated December 23, 1986, and Forms 4 and 5 as filed by such persons with the Securities and Exchange Commission and delivered to the Corporation, and additional information was provided by Nathan Shapiro.  The amounts shown for the individuals are included in the amount shown for the Shapiro family interests in the aggregate.  Nathan, Robert and Norton Shapiro are brothers, and Steven Shapiro is the son of Nathan Shapiro and nephew of Robert and Norton Shapiro.  The Class A shares reported in the above table for the Shapiro family interests include 353,250 shares (13.47%) held of record by the Shapiro Family Limited Partnership – Gift Shares, for which Nathan, Robert and Norton are each limited partners and beneficiaries, as well as 178,500 shares (6.80%) held of record by Gelbart Fur Dressers, 41,250 shares (l.57%) held of record by Jay Ell  Company and 178,125 shares (6.79%) held of record by Diversified Enterprises, all three of which are Illinois partnerships of which Nathan, Robert and Norton Shapiro are the general partners and 3,884 shares (.15%) held of record by Emlin Cosmetics, Inc., an Illinois corporation of which Nathan, Robert and Norton Shapiro are owners and as to which they share voting and investment powers.  These shares, totaling 755,009 Class A shares (28.78%), are included in the listing for individual beneficial ownership of each of the Shapiro Family members listed above.

(3)
Includes 44,859 Class A shares held by New Horizons, Inc., a corporation of which Nathan Shapiro is the controlling shareholder; 21,375 Class A shares held by Illinois Diversified, a general partnership to which beneficial ownership is held by Nathan Shapiro; and 173,062 Class A shares held by NS Associates, Inc., a corporation of which Nathan Shapiro is the controlling shareholder.

Proposal #1 – Election of Directors
The Board of Directors recommends a vote "FOR" the election of the below Directors and Nominees.

Directors and Nominees
The Board currently consists of thirteen directors serving one-year terms until the next annual meeting of shareholders and until the director's successor is elected and has qualified. The Nominating and Governance Committee of the Board has determined not to nominate two of the Corporation's current directors, Thomas H. Patrick and Arshad R. Zakaria, for reelection. The Board has decided to reduce the size of the Board from thirteen to eleven, effective as of the date of the Annual Meeting, pursuant to the Corporation's Code of Bylaws. Based upon the recommendation of the Nominating and Governance Committee, the Board has nominated eleven directors to be elected to the Board to hold office until the 2018 Annual Meeting and until their respective successors are elected and qualified.  Proxies cannot be voted for a greater number of persons than the eleven director nominees.

All of the nominees are currently directors of the Corporation.  Each of the nominees for director has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. However, if any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying proxy card to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person. If for any reason a nominee should become unable or unwilling to accept nomination or election, the proxy holders intend to vote the proxy for the election of such other person as the Board, upon the recommendation of the Nominating and Governance Committee, may select. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

There is no family relationship between any director nominee or any of the Corporation's executive officers, except for Nathan, Robert and Norton Shapiro, who are brothers, and Steven Shapiro, who is the son of Nathan Shapiro and nephew of Robert and Norton Shapiro.  A majority of the nominees are independent directors within the meaning of applicable Nasdaq Stock Market LLC ("NASDAQ") listing standards, as noted in the table on page 8.   There are no arrangements between any director nominee and any other person in connection with being selected to serve on the Board.

The following summaries set forth the name and age of each director and nominee, all offices held with the Corporation, the nominee's principal occupation, a brief account of business experience during the past five years as well as other public company directorships, as well as the key qualifications, experiences, attributes or skills that led to the conclusion that he should serve as a director.
STUART D. BILTON	Age 70	Director Since 1987
Mr. Bilton served as Chairman and Chief Executive Officer of Aston Asset Management, LLC, a diversified investment management firm from 2006 until his retirement in 2015.  He also served as Chief Executive Officer and President of the Aston Funds, a family of mutual funds and was Chairman of Aston Funds from 2007 to 2013.  Mr. Bilton held executive level positions with ABN AMRO Asset Management (US), Inc. from 2001 until 2006.  Mr. Bilton's extensive experience in investment management and his 30 years of service as a Board member to the Corporation provide him with the background necessary to serve as an effective Board member.

W. RANDALL BIRCHFIELD	Age 53	Director Since 2016
Mr. Birchfield was elected director and appointed as the Corporation's Chief Executive Officer in May 2016 and as President of the Corporation in August 2016.  Mr. Birchfield joined the Corporation in 2013 and served as the Corporation's Executive Vice President of Sales and Underwriting from April 2014 until May 2016.  Prior to joining the Corporation, Mr. Birchfield served in a variety of capacities within the property and casualty insurance industry with Allstate Insurance Company, Farmers Insurance Company, American International Group and Progressive Insurance Company, most recently as Vice President – Auto Line Management at Allstate Insurance Company from 2011 until September 2013.   Mr. Birchfield's extensive experience in the insurance industry and his 4 years of service to the Corporation provide him with the background necessary to serve as an effective Board member.

OTTO N. FRENZEL IV	Age 57	Director Since 2008
Mr. Frenzel has served as Chairman of Kauffman Engineering, Inc., an Indiana-based manufacturer of electrical equipment, since 2001 and he was formerly Chairman of Symphony Bank in Indianapolis from 2005 until 2008.  Mr. Frenzel's extensive experience in banking and corporate management, along with his 9 years of service as a Board member to the Corporation, provide him with the background necessary to serve as an effective Board member.

PHILIP V. MOYLES, JR.	Age 52	Director Since 2016
Mr. Moyles has served as the Managing Principal, Chief Executive Officer and director of Vanbridge Holdings LLC, an insurance intermediary, capital advisory and insurance and reinsurance management firm, since 2008.  Prior to joining Vanbridge Holdings LLC, Mr. Moyles was an Executive Vice President and Chief Executive Officer of the Americas for Marsh LLC (Marsh & McLennan Companies) and served on the Marsh LLC Board of Directors.  Mr. Moyles has 30 years of experience in the insurance industry which provides him with the background necessary to serve as an effective Board member.

JOHN M. O'MARA	Age 89	Director Since 1981
Mr. O'Mara served as a financial consultant, principally for portfolio companies of Citi Group Venture Capital from May 1993 to November 2009. Since then he has been a financial consultant and private investor.  He was a director of The Midland Company until its sale in April, 2008.  Mr. O'Mara's extensive experience in investment management, management and directorship with other public companies and his 36 years of service as a Board member to the Corporation provide him with the background necessary to serve as an effective Board member.

JOHN A. PIGOTT	Age 85	Director Since 1997
Prior to his retirement in 1996, Mr. Pigott served in various capacities at Anixter, Inc., including Director, Vice Chairman, President and Chief Executive Officer.  Mr. Pigott's experience in management and consulting with other public and private companies and his 20 years of service as a Board member to the Corporation provide him with the background necessary to serve as an effective Board member.

KENNETH D. SACKS	Age 51	Director Since 2007
Mr. Sacks has served as Co-Chief Executive Officer since September 2011, and as Managing Principal and Chairman since 2003, of JMB Insurance Agency, Inc., an insurance brokerage company located in Chicago.  Prior to his affiliation with JMB Insurance Agency, Inc., Mr. Sacks was engaged in real estate portfolio management with JMB Realty Corporation in Chicago and Merrill Lynch Hubbard in New York.  Mr. Sack's executive management experience in the property and casualty insurance industry, along with his 10 years of service as a Board member to the Corporation, provide him with the background necessary to serve as an effective Board member.

NATHAN SHAPIRO	Age 80	Director Since 1979
Mr. Shapiro served as the President of SF Investments, Inc., a broker/dealer in securities from 1970 until 2009 and continues to serve as an investment advisor representative affiliated with SF Investments, Inc.  Since December 1977, Mr. Shapiro has also served as President of New Horizons, Inc., management consultants.  Mr. Shapiro's extensive experience in investment management, particularly within the property and casualty insurance industry, his management and directorship with other public and private companies and his 38 years of service as a Board member to the Corporation provide him with the background necessary to serve as an effective Board member.

NORTON SHAPIRO	Age 84	Director Since 1983
Prior to his retirement in 1999, Mr. Shapiro served as Executive Vice President of National Superior Fur Dressing & Dyeing Co., Inc., a corporation engaged in the processing, cleaning and dressing of furs.  Mr. Shapiro's experience in management and directorship with other companies and his 34 years of service as a Board member to the Corporation provide him with the background necessary to serve as an effective Board member.

ROBERT SHAPIRO	Age 78	Director Since 1997
Mr. Shapiro has served as President and Chief Executive Officer of Emlin Cosmetics, Inc., a corporation engaged in the manufacture and distribution of cosmetic products, since 1964.  Mr. Shapiro's experience in management and directorship with other companies and his 20 years of service as a Board member to the Corporation provide him with the background necessary to serve as an effective Board member.

STEVEN A. SHAPIRO	Age 52	Director Since 2007
Mr. Shapiro was named Executive Chairman of the Corporation in October 2015 and became employed by the Corporation in June 2016.  Mr. Shapiro has 10 years of service as a Board member of the Corporation, serving as Lead Director from 2010 to 2015.  He has served as Vice President of SF Investments, a broker/dealer in securities since 1991 and has been a member of New Vernon Investment Management, LLC, the General Partner in a series of investment limited partnerships, including the New Vernon Insurance Fund, since 1999.  Mr. Shapiro served on the Board of Directors of First Mercury Financial Corporation until its sale in February 2011.  Mr. Shapiro's extensive experience in investment management, with emphasis on the property and casualty insurance industry, as well as management and director experience with other public and private companies provide him with the background necessary to serve as an effective Board member.

Directors' Fees
Directors who are employed by the Corporation do not receive directors' fees.  The following table sets forth information regarding the compensation earned by each of the Corporation's directors who were not employees during 2016.  The compensation paid to Mr. Steven Shapiro for his service as Executive Chairman during 2016 and for his service to as a director prior to becoming an employee in June 2016, as well as the compensation paid to Mr. Birchfield and Mr. DeVito during 2016 is set forth in the Summary Compensation Table beginning on page 27.
The following table does not include compensation paid to Mr. Gary Miller, who served as a director until his retirement from the Board and his other positions with the Corporation in May 2016.  Prior to his retirement, Mr. Miller served as Deputy Chairman and was an employee of the Corporation.  During 2016, Mr. Miller received $412,676 in salary, $14,208 related to dividends for restricted shares that vested in February 2016, and $30,945 in other compensation consisting of perquisites and 401(k) contribution.

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total
Name	($)	($) (b)	($)	($)
Stuart D. Bilton	56,250	40,000	1,789	98,039
Jeffrey S. Cohen (c)	20,000	20,000	1,789	41,789
Otto N. Frenzel IV	61,000	40,000	1,789	102,789
John M. O'Mara	50,000	40,000	1,789	91,789
Phillip V. Moyles (d)	30,000	40,000	0	70,000
Thomas H. Patrick	40,000	40,000	1,789	81,789
John A. Pigott	50,000	40,000	1,789	91,789
Kenneth D. Sacks	56,250	40,000	1,789	98,039
Nathan Shapiro	50,000	40,000	1,789	91,789
Norton Shapiro	40,000	40,000	1,789	81,789
Robert Shapiro	50,000	40,000	1,789	91,789
Arshad R. Zakaria	40,000	20,000	1,789	61,789

(a)
Reflects the grant date fair value of stock awards issued to each non-employee director during 2016, in accordance with Accounting Standards Codification Topic 718, "Compensation - Stock Compensation" ("ASC Topic 718").  Each non-employee director received 1,607 shares of restricted stock on teh date of the Corporation's annual meeting of shareholders (May 10, 2016).  The grant date fair value for the 2016 restricted stock awards is calculated by multiplying the closing price of the Corporation's Class B common stock on NASDAQ on the date of grant by the number of shares in the restricted stock award.  As of December 31, 2016, each non-employee director had 1,607 shares of restricted stock outstanding.

(b)	Mr. Cohen resigned from the Board in May 2016.
(c)	Mr. Moyles was elected to the Board in May 2016.

The provisions of the directors' compensation plan which was in effect during 2016 are as follows:
Cash

●	Board meeting attendance fee of $10,000 for each regular meeting of the Board. This fee is reduced to zero in the case of telephonic attendance or non-attendance.
●	The Chairman of the Audit Committee and the Lead Director each receives an additional $3,500 per quarter.
●	The Chairmen of the Nominating and Governance and Compensation Committees each receives an additional $2,500 per quarter.
●
No additional fees are paid for committee membership or meetings which are held telephonically or in conjunction with a regular Board meeting.  Committee members will receive $2,500 for attendance at non-telephonic committee meetings held at other times.

●	Reimbursement for customary and usual travel expenses.
Stock
An annual retainer in the amount of $40,000 is paid to each director in the form of restricted stock.  Each annual restricted stock grant is made on the date of the Corporation's annual meeting. Restricted shares fully vest one year from the date of grant.  For 2016, each non-employee director received a grant of 1,607 shares of restricted stock on May 10, 2016, all of which will vest on May 10, 2017.  The amount shown in the table above represents the fair value of this grant on May 10, 2016.
Restricted stock is treated as outstanding for purposes of dividend accruals from the date of grant and accrued dividends are paid to directors upon the vesting of the restricted shares.  The amount shown as All Other Compensation in the table above represents dividends paid to each director during 2016, at a total of $1.01 per share, upon the vesting of restricted stock granted in May 2015.

Board and Committee Membership and Meetings
In 2016, each incumbent director attended at least 75 percent of the total number of meetings of the Board and the committees on which he serves, with the exception of Mr. Patrick, who attended 50% of the meetings of the Board, and Mr. Cohen, who attended 2 of 3 Board meetings held prior to his resignation in May 2016.  In addition, all board members are expected to attend the annual meeting of shareholders, and all directors then in office attended in 2016.

There are currently four standing committees of the Board – the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Governance Committee. The following table provides membership information for each of the current standing committees of the Board as of March 31, 2017 and the number of meetings of the full Board and each committee held in 2016.
Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee	Investment Committee
W. Randall Birchfield
Stuart D. Bilton (a)	✓				
Otto N. Frenzel IV	✓			
Philip V. Moyles, Jr.	✓				
John M. O'Mara	✓				
Thomas H. Patrick	✓				
John A. Pigott	✓			
Kenneth D. Sacks	✓		
Nathan Shapiro					
Norton Shapiro					
Robert Shapiro					
Steven A. Shapiro					
Arshad R. Zakaria	✓				
Number of Meeting in 2016 (b)	6	5	6	2	5

✓   An Independent Director within the meaning of applicable NASDAQ listing standards.
    Executive Chairman
   Member
   Committee Chairman
       Appointed to Committee in February 2017.
(a)  Concurrent with his appointment to the Audit Committee in February 2017, Mr. Bilton was removed from the Compensation Committee after the February 2017 Board meeting.
 (b)  In addition to formal meetings, the Board and committees also carry on their business through frequent telephone conversations and informal contacts among their members.

Committees of the Board of Directors

Audit Committee
Current members of the Audit Committee are identified in the table above.  All members of the Audit Committee are independent as defined in both the NASDAQ listing standards and the Securities and Exchange Commission standards applicable to audit committee members.  The Board has determined that the Chairman of the Audit Committee, Otto N. Frenzel IV, is an audit committee financial expert, as defined in the SEC rules.

The Audit Committee has a charter, a copy of which may be found in the corporate governance section of the Corporation's website at www.baldwinandlyons.com.  The principal duties of the Audit Committee include oversight of the Corporation's external auditor and financial reporting practices, review of related person transactions, whistleblower compliance, and monitoring of the Corporation's internal audit processes and controls.

Compensation Committee
All members of the Compensation Committee, as identified in the table on page 8, are independent as defined in both the NASDAQ listing standards and the Securities and Exchange Commission standards applicable to compensation committee members.

The Compensation Committee has a charter, a copy of which may be found in the corporate governance section of the Corporation's website at www.baldwinandlyons.com.   As set forth in the charter, the Corporation's executive compensation program is administered by the Compensation Committee.  This Committee also oversees the administration of the Corporation's employee benefits plans and establishes policies relating to the compensation of executive officers.  The Committee reviews all aspects of executive compensation and evaluates the performance of the Corporation's executive officers, including the named executive officers of the Corporation, as set forth on page 15.  In addition, the Committee reviews, manages and administers the Corporation's annual incentive and stock-based compensation plans, as well as the 2013 Book Value Appreciation Rights ("BVAR") Plan. The Compensation Committee approves which executive officers are to receive restricted stock as a portion of their compensation and the underlying compensation which determines the number and terms of the restricted stock.  In the case of the BVAR Plan, the Committee approves which executive officers and employees are granted rights and the number and terms of the rights.  For a more detailed description of the Corporation's executive officer compensation policies and procedures, including the role of management and the Compensation Committee's compensation consultant in setting executive officer compensation, see the Executive Compensation Discussion and Analysis beginning on page 15.

Compensation Committee Interlocks and Insider Participation
No person who served as a member of the Compensation Committee during 2016 has served as an officer or employee of the Corporation. No interlocking relationship exists between any member of the Corporation's Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.  Messrs. Patrick, Zakaria and Pigott each had a material indirect interest in related person transactions, in accordance with Item 404 of Regulation S-K, during 2016.  See "Transactions with Management and Others" beginning on page 39 for a description of the related person transactions.
Investment Committee
The Investment Committee sets policy regarding the allocation, quality, risk and duration of the Corporation's investment portfolios and the positioning of such portfolios in the context of the Corporation's enterprise risk management program.  The Investment Committee approves the hiring of all portfolio investment managers and evaluates the performance of each investment manager no less frequently than quarterly.  Current members of the Investment Committee are identified in the table on page 8.

Nominating and Governance Committee
The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance and assisting the Board in developing criteria for open Board positions and making recommendations to the Board regarding such candidates.  The Committee also makes recommendations to the Board with respect to compensation of non-employee members of the Board of Directors.  All current members of the Nominating and Governance Committee, identified in the table on page 9, are independent within the meaning of the NASDAQ listing standards.

The Nominating and Governance Committee has a charter, a copy of which may be found in the corporate governance section of the Corporation's website at www.baldwinandlyons.com. In accordance with the charter, the Nominating and Governance Committee is responsible for evaluating the requisite skills and characteristics of members of the Board of Directors and, annually, recommending to the Board of Directors the nominees for election as directors.  The Nominating and Governance Committee considers candidates with the following qualifications (though they are not necessarily limited to candidates with such qualifications) and no one factor is considered more important than any other factor:
●	Chief executive officers or senior executives, particularly those with experience in property and casualty insurance, finance, investments, marketing and operations.
●	Individuals who meet the current criteria of the SEC and NASDAQ to be considered as independent directors.

The Board does not have a stated policy regarding diversity, although diversity is one factor that the Nominating and Governance Committee considers when recommending directors for shareholder approval.
Any director candidate nominated by a shareholder, together with any information about the candidate's qualifications, will be evaluated by the Nominating and Governance Committee using the same factors as set forth above.  A shareholder wishing to nominate a candidate for the Board of Directors should send a written nomination to the Corporate Secretary at the principal offices of the Corporation.  The nomination should include a detailed resume providing specificity as to the qualifications of the nominee, including, but not limited to, those specified above.  To be considered, a nomination must be received not less than 90 days nor more 120 days prior to the first anniversary of the preceding year's annual meeting of shareholders.  In the case of the 2018 annual meeting, the deadline is no earlier than January 9, 2018 and no later than February 8, 2018.   All recommendations must be accompanied by a written consent of the nominee to be nominated for election to the Corporation's Board of Directors.

The Nominating and Governance Committee selected each of the nominees included for election in this Proxy Statement.

In addition to the committees discussed above, from time to time, the Board, in its discretion, may form other committees. In May 2016, the Board formed a special committee of independent directors to conduct a comprehensive governance review, with the assistance of independent legal counsel.  The members of the special committee were Otto N. Frenzel, IV (Chair), Stuart D. Bilton, and Kenneth D. Sacks.   The special committee held 5 meetings during 2016, and the governance review was completed in November 2016
Board of Directors and Risk Management
As a part of its oversight function, the Board monitors how management operates the Corporation, in part via its committee structure.  The Board receives regular updates and reports from management, including from the Corporation's Chief Risk Officer, allowing the Board to evaluate strategies and consider the risks involved in all of the Corporation's insurance and investment activities.  The Board has no single risk management committee but, rather, each committee considers risk issues associated with its specific role as discussed in this Proxy Statement.

Executive Chairman
Mr. Steven Shapiro has served as Executive Chairman of the Board of Directors since October 2015.  In determining that Mr. Shapiro was the appropriate person to serve in the role of Executive Chairman, the Board relied on several important factors.  Mr. Shapiro has served on the Corporation's Board since 2007 and served as the Lead Director from 2010 until his appointment as Executive Chairman.  He has played an active role in the Corporation's strategic planning, and his advice and counsel are beneficial to the Board and to other members of management.

The Board does not have a policy as to whether the role of the Chief Executive Officer ("CEO") and the office of Executive Chairman should be separate.  Thus, while the Board has determined that Mr. Steven Shapiro will serve in the role of Executive Chairman of the Board and Mr. Birchfield will serve in the role of CEO, the Board has the right to determine, in the future, if combining the roles would be in the best interest of the Corporation and its shareholders.

With the roles of Executive Chairman and CEO currently separated, the Board believes that appropriate mechanisms are in place to ensure that the Corporation maintains the highest standards of corporate governance which further ensures the continued accountability of the CEO to the Board.  These mechanisms include:
•	The majority of directors are independent.
•
The Audit, Compensation, and Nominating and Governance Committees are comprised of and chaired by non-employee Directors who meet the independence requirements under the NASDAQ listing standards and other governing laws and regulations.

•
Mr. Steven Shapiro, a strong and influential presence on the Board, plays an integral role in the Board's execution of its responsibilities in his role as Executive Chairman.  His responsibilities as Executive Chairman and his advisory role to Mr. Birchfield will provide the necessary checks and balances to hold both the CEO and the Board accountable in their respective roles.

•
The non-employee directors will continue to meet in regular executive sessions, without management present, to discuss the effectiveness of the Corporation's management, the quality of the Board meetings and any other issues or concerns.

Common Stock Beneficially Owned by Directors and Management
Except as otherwise noted, the following table sets forth the number of shares of the Corporation's Class A and Class B common stock beneficially owned as of March 20, 2017 by each of the Corporation's current directors and director nominees; each of the Corporation's current named executive officers, as listed in the Summary Compensation Table on page 26; and all of the Corporation's current directors and executive officers as a group.

	Class A Shares		Class B Shares
Name (a)	Number (b)	Percent	Number (b)	Percent (c)
Stuart D. Bilton	0	0.0%	46,894	*
W. Randall Birchfield	0	0.0%	15,040	*
Michael J. Case	0	0.0%	10,239	*
Otto N. Frenzel, IV	3,132	0.1%	25,728	*
Philip V. Moyles, Jr.	0	0/0%	1,607	*
John M. O'Mara (d)	34,125	1.3%	88,769	*
Thomas H. Patrick (e)	88,875	3.4%	260,783	2.1%
Kenneth D. Sacks	0	0.0%	26,212	*
Nathan Shapiro (g)	1,140,950	43.5%	2,517,244	20.2%
Norton Shapiro (g)	762,509	29.1%	1,811,651	14.5%
Robert Shapiro (g)	865,259	33.0%	1,853,609	14.9%
Steven A. Shapiro (g)	777,344	29.6%	1,815,076	14.5%
Matthew A. Thompson	0	0.0%	2,151	*
William C. Vens	0	0.0%	15,000	*
Arshad R. Zakaria	82,824	3.2%	92,410	*
All directors and named executive officers (h)	1,495,053	57.0%	3,247,173	25.9%

(a)
Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment power with respect to Class A shares or sole investment power with respect to Class B shares and includes the beneficial interests of spouses and minor children who share the same residence as the named individual.

(b)	A total of 2,623,109 Class A shares and 12,481,081 Class B shares were issued and outstanding, including restricted shares not yet vested, as of March 20, 2017.
(c)	Ownership percentages marked as * represent less that 1% of the Class B shares.
(d)
Includes 13,194 Class A shares owned by Mr. O'Mara's wife and 6,869 Class A shares held in trust for his wife and children, with Mr. O'Mara serving as trustee.  Mr. O'Mara disclaims any beneficial interest in these shares.

(e)	Includes 236,862 Class B shares owned by a private family foundation in which Mr. Patrick is an officer and director. Mr. Patrick disclaims any beneficial interest in these shares.
(f)	Includes 4,000 Class B shares held in trust for Mr. Pigott's wife, with his wife serving as trustee. Mr. Pigott disclaims any beneficial interest in these shares.
(g)
See "Beneficial Owners of More than 5% of the Class A Common Stock" for additional information on Class A shares.  The shares reported in the above table for Nathan, Norton, Robert and Steven Shapiro include 755,009 Class A and 1,799,375 Class B shares owned by the Shapiro Family Limited Partnership as well as three partnerships: Gelbart Fur Dressers, Jay Ell Company and Diversified Enterprises; 44,859 Class A shares and 29,000 Class B shares held by New Horizons, Inc., a corporation of which beneficial ownership is held by Nathan Shapiro; 21,375 Class A shares and 85,500 Class B shares held by Illinois Diversified, a general partnership as to which Nathan Shapiro ; and 173,062 Class A shares and 495,625 Class B shares held by NS Associates, Inc., a corporation of which Nathan Shapiro is the controlling shareholder.and Emlin Cosmetics, Inc.  Nathan, Robert, Norton and Steven Shapiro are beneficial owners and/or share investment power with respect to the shares owned of record by these entities and, accordingly, these shares are included in the listing for individual beneficial ownership of each of the Shapiro Family members.

(h)	Total ownership by the Corporation's current named executive officers, and directors as a group equals 31.3% of the aggregate of all Class A and Class B shares outstanding on the record date.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires certain executive officers, directors and ten percent (10.0%) beneficial owners to file initial reports of ownership and reports of changes in ownership of the Corporation's securities with the Securities and Exchange Commission.  Copies of those reports must be furnished to the Corporation.  Based solely on a review of the Section 16(a) reports furnished to the Corporation with respect to 2016 transactions and written representations from the affected executive officers and directors, the Corporation notes that the February 5, 2016 Form 4s reporting the acquisition of restricted stock on February 5, 2016 were filed late for Mr. Birchfield, Mr. Case, Mr. Corydon, Mr. DeVito, and Mr. Miller.  Similarly, the Form 3s for Mr. Case, Mr. Michael Edwards, and Mr. Thompson were filed late.  We believe that all other Section 16(a) filing requirements applicable to the Corporation's executive officers and directors during 2016 were satisfied.

Proposal #2 - Ratification of the Appointment of Ernst & Young LLP as Independent Auditor for the Corporation for 2017

Independent Auditor

Subject to ratification by the shareholders, the Board of Directors has appointed Ernst & Young LLP as independent auditor to audit the financial statements of the Corporation for 2017.  Representatives of Ernst & Young LLP are expected to attend the Annual Meeting on May 9, 2017.  They will be provided an opportunity to make a statement should they desire to do so and will be available to respond to appropriate inquiries from the shareholders.  Ernst & Young LLP has acted as the Corporation's independent auditor since 1970.

The Audit Committee believes that the continuance of Ernst & Young LLP as the Corporation's independent auditor is in the best interests of the Corporation and its shareholders. As a result, the Audit Committee has selected Ernst & Young LLP to continue in that capacity for 2017 and is submitting this matter to shareholders for their ratification as a matter of good corporate governance. In the event this proposal is not approved, the Audit Committee will consider whether to select another independent auditor.

The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditor for 2017.

Independent Auditor Fees

Audit Fees
Fees for audit services performed by Ernst & Young LLP totaled $1,357,491 for the year ended December 31, 2016 and totaled $834,100 for the year ended December 31, 2015.  These totals are inclusive of fees associated with the annual audit, reviews of quarterly reports on Forms 10-Q, statutory audits and loss reserve certifications required by regulatory authorities for each of the insurance company subsidiaries and the review of the internal controls of the Corporation as required by Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees
Fees for audit-related services paid to Ernst & Young LLP are expected to total less than $4,500 for the year ended December 31, 2016 and totaled $4,500 for the year ended December 31, 2015, which included certification of certain reports required by regulatory authorities.

Tax Fees
No fees were paid to Ernst & Young LLP for tax services in 2016 and 2015.

All Other Fees
No fees were billed by Ernst & Young LLP for professional services rendered during the fiscal years ended December 31, 2016 and 2015 other than those specified above.

The Audit Committee pre-approves audit engagement terms and fees prior to the commencement of any audit work, other than that which may be necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates.  The independent auditor submits a written proposal that details all audit and audit-related services.  Revisions to the written proposal, if necessary, are also submitted in writing.  Audit fees, including the internal control attestation required by the Sarbanes-Oxley Act, are fixed and contained in the proposal.  The Corporation received a proposal for the audit engagement for 2016 and the Audit Committee reviewed the nature and dollar value of services provided under the engagement.  Future revisions, if any, will be reviewed and pre-approved by the Audit Committee.

All services described above under the captions "Audit Fees", "Audit-Related Fees" and "Tax Fees" were pre-approved by the Audit Committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

Audit Committee Report
In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation.  During calendar year 2016, the Audit Committee conducted five (5) regular formal meetings.  The full Audit Committee discussed and reviewed the interim financial information contained in the Corporation's Quarterly Report Forms 10-Q with the CEO, the CFO and the independent auditors prior to filing with the Securities and Exchange Commission.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") describing all relationships between the auditors and the Corporation that might bear on the auditor's independence and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.  The Audit Committee also discussed with management, the director of internal audit and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing.  The Audit Committee also reviewed both with the independent auditors and the director of internal audit their audit plans, audit scope and identification of audit risks.
The Audit Committee discussed and reviewed with the independent auditors all communications required by the applicable rules of the PCAOB and, both with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Corporation as of and for the year ended December 31, 2016, with management and the independent auditors.  Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditor has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.  The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditor, Ernst & Young LLP, and the Board of Directors concurred in the recommendation.

Audit Committee
 Otto N. Frenzel IV, Chairman
Stuart D. Bilton
John A. Pigott
John M. O'Mara

Executive Compensation Discussion and Analysis

Introduction
The following discussion provides an overview of the philosophy, objectives, administration and material elements of, and decisions relating to, the Corporation's Executive Compensation Program for 2016, as well as changes determined for 2017.  The Compensation Committee of the Board (referred to hereafter in this Executive Compensation Discussion and Analysis as the "Committee") oversees the total compensation program for the Corporation's executive officers.  This Compensation Discussion and Analysis and the information following in the Summary Compensation Table includes a series of tables and narrative disclosures containing data about the compensation earned in 2016 by the following individuals, who encompass the Corporation's named executive officers ("NEOs") for 2016:

  Name Title
  Steven A. Shapiro                            Executive Chairman
  W. Randall Birchfield                       Chief Executive Officer and President
  William C. Vens                                 Chief Financial Officer
  Michael J. Case                                 Executive Vice President and Chief Operating Officer
  Matthew A. Thompson                   Executive Vice President of Sales and Marketing
Joseph J. DeVito	Former Chief Executive Officer, President, and Chief Operating Officer
  G. Patrick Corydon                           Former Chief Financial Officer and Executive Vice President
  Douglas W. Collins                          Former Interim Chief Financial Officer

The Corporation experienced several changes in the executive leadership team in 2016.   In May 2016, Mr. DeVito retired as Chief Executive Officer, President, and Chief Operating Officer.   In connection with Mr. DeVito's departure, Mr. Birchfield was appointed to serve as Chief Executive Officer and President and Mr. Case was appointed to serve as Chief Operating Officer and Executive Vice President.    In May, 2016, Mr. Corydon retired as Chief Financial Officer and Executive Vice President. In connection with Mr. Corydon's departure, Mr. Collins was appointed as Interim Chief Financial Officer from May 2016 until August 2016 when Mr. Vens was appointed to serve as Chief Financial Officer.   In October 2016, Mr. Collins employment with the Corporation was terminated.

Mr. Steven Shapiro was appointed Executive Chairman in October 2015, serving as an advisor to executive management through his role as a director.   In connection with Mr. Gary Miller's departure from his position as Deputy Chairman in May 2016, the Board determined that the position of Deputy Chairman would be eliminated. Mr. Shapiro assumed a more active role in developing and guiding the Corporation's strategic planning and growth initiatives, and consistent with his increased role, Mr. Shapiro became an employee of the Corporation in June 2016.

Executive Compensation Philosophy, Strategy & Objectives
The Corporation's compensation philosophy and objectives are directly related to its business strategy and objectives.  The Committee endeavors to ensure that the philosophy and operation of the Corporation's compensation program reinforces its culture and values, creates a balance between risk and reward, attracts, motivates, and retains executives and aligns their interests with those of the Corporation's shareholders.  The Committee, on behalf of the full Board of Directors, believes that the Corporation's compensation programs should:

•	Create compensation which is targeted at a level that will allow the Corporation to attract, retain, and motivate top executive talent.
•	Ensure that an appropriate relationship exists between compensation and the creation of shareholder value.
•	Align with operational results, business growth, and financial goals.
•	Support long-term decision-making and, accordingly, long-term increase in shareholder value.
•	Encourage strategic growth of the Corporation's core business to support financial growth.
•	Ensure that compensation is reflective of operational results of the executive team.
•	Include benefits and perquisites to the extent there is valid business rationale for doing so.

The Committee believes that the compensation program in place for 2016 supported these objectives.  The Corporation's executive compensation program received approval from 90% of the voting shareholders at the May 2016 Annual Meeting and no changes were made to the executive compensation program as a result of that shareholder vote.

The Committee has developed an updated pay strategy utilized, in part, for the compensation adjustments made in connection with the executive leadership transition in 2016 and which will be further implemented in 2017.   The Committee believes this strategy allows for the achievement of the Corporation's compensation philosophy, as enumerated above, and supports execution of the Corporation's business strategy.  These guiding principles have been implemented through the Corporation's pay strategy as follows:
●	Base salaries are set in recognition of the Corporation's efficient management structure, requiring fewer executive officers and to ensure continued attraction and retention of executive talent.
●
Annual incentive opportunities, which are distributed as a combination of cash and the Corporation's equity securities, were expanded in 2017 for all executive officers, with a greater emphasis on longer-term equity awards so as not to encourage engaging in short-term profit opportunities at the expense of long-term decision-making and total long-term shareholder value.

●
Annual incentive opportunities include a significant performance-based component, in the form of short-term annual incentive awards, as well as a substantial emphasis on "at-risk," equity-based long-term incentives.

●	Perquisites have been further limited to focus on cost reduction and operational efficiencies.

Compensation and Risk Taking Considerations
The formulaic bonus hurdles utilized by the Committee under its Executive Annual Incentive Plan (the "Executive Plan") for 2016, as described below, were based solely on pre-tax operating income.  Operating income hurdles were selected in conjunction with the full Board's review and approval of the operating budget for 2016, as developed by management.  The individual performance portion of the bonus opportunity under the Executive Plan, for certain NEOs, may include targets for premium linked to underwriting profit.  In the creation of operating income hurdles, careful consideration is given to current and anticipated market conditions.

The Committee believes that the proportion of compensation based on the Corporation's operating income and individual performance is balanced in such a way as to motivate the NEOs to fulfill the corporate mission and vision, including specific and focused performance objectives, while not encouraging unnecessary or excessive risk taking.  A portion of NEOs' performance-based compensation is paid in the form restricted shares, which does not encourage unnecessary or excessive risk taking because such restricted shares generally vest over a three-year period of time and are forfeitable, thereby focusing the executives on the Corporation's long-term interests.

Executive Compensation Administration
The Role of the Committee
The Committee is responsible for approving all components of the compensation of the NEOs of the Corporation.   The Board has determined that the Corporation's executive officers shall consist of the Executive  Chairman, the Chief Executive Officer ("CEO"), the Chief Operating Officer ("COO"), the Chief Financial Officer ("CFO"), and the Executive Vice President of Sales and Marketing; all of whom were NEOs in 2016.  The Committee administers all executive officer compensation plans, programs, and guidelines and approves compensation paid to the Corporation's executive officers.

The Role of Executive Management
The CEO sets goals for each executive officer other than himself and the Executive Chairman.   Both the Executive Chairman and CEO evaluate each executive officer's performance and make recommendations regarding compensation to the Committee for each executive officer other than themselves.  Neither the Executive Chairman nor the CEO has final decision making authority regarding his own level of compensation, nor that of any of the other executive officers.  However, the CEO does, when requested by the Committee, provide the following to assist the Committee, which makes its own ultimate determinations:
●	Background information regarding the Corporation's operating results and financial objectives;
●	The CEO's evaluation of the performance of the other executive officers, excluding himself and the Executive Chairman; and
●	Recommendations for completed year compensation awards and future base salary and target incentive plan adjustments for the other executive officers, excluding himself and the Executive Chairman.

The Role of the Committee's Advisors
Pearl Meyer & Partners
The Committee has the authority to engage an executive compensation consultant or other advisor as necessary to assist in fulfilling its duties to the Corporation's shareholders.  In 2016, the Committee engaged Pearl Meyer & Partners ("PM&P"), an independent executive compensation consulting firm, to update an executive compensation review PM&P conducted in 2013 by providing a review of executive officer evaluations, analysis of the Corporation's 1, 3, and 5-year total shareholder return relative to peers, analysis of executive leadership transitions and compensation, and analysis of 10-year compensation levels and growth.   PM&P reported directly to the Committee.

McLagan-Ward Group
The executive leadership transition in 2016 prompted the Committee to reevaluate the compensation structure utilized at the onset of 2016 to align the compensation of the executive officers to the strategic goals of the Board and the Corporation, as well as shareholders.   The Committee engaged the McLagan-Ward Group ("Ward") to provide a review and analysis of the Corporation's annual short-term and long-term incentive plans and deliver observations and recommendations to better align the plans with the Corporation's compensation philosophy, as well as with current trends and best practices in the market.  As part of their review, Ward personnel communicated with management from time to time to gather information.  Ward participated in Committee discussions at the Committee's request, including executive sessions where no executive officers or other employees of the Corporation were present.

Compensation Consultant Independence
Neither PM&P nor Ward provided any services to the Corporation other than those detailed above.  The Committee determined that no conflicts of interest exist with respect to either PM&P or Ward serving as an advisor to the Committee.  In making this determination, the Committee considered various factors, including those set forth in the SEC's rules.   In addition, the Committee reviewed certifications made by each of our  executive officers and directors that he or she did not have a business or personal relationship with PM&P or Ward, or any of the individuals working on our engagements.

Pay Positioning and Comparator Group
In setting compensation during 2016, the Committee compared base salaries, annual incentive opportunities, and total compensation packages for the NEOs to a comparator group of public property and casualty insurance competitors.  The comparator group covers a wide span in terms of direct written premium size.   While the Corporation's direct written premium is in the lower quartile of the comparator group, the Corporation's other operating measures support total compensation comparison between the companies in the comparator group.

The Committee determined which companies should be in the comparator group with the assistance of Ward and set the comparator group as follows:

Amerisafe, Inc.	Heritage Insurance Holdings, Inc.
Atlas Financial Holdings, Inc.	James River Group Holdings, Ltd.
Donegal Group Inc.	National Interstate Corporation
EMC Insurance Group Inc.	NMI Holdings, Inc.
Employers Holdings, Inc.	Safety Insurance Group, Inc.
Federated National Holding Company	United Insurance Holdings Corp.
Hallmark Financial Services, Inc.	Universal Insurance Holdings, Inc.
HCI Group, Inc.

The Committee has designed our executive compensation program to target total compensation (salary plus incentive and/or long-term awards) near the median for comparable positions within the comparator group.   High-performing individuals who demonstrate superior performance over a long period of time may have pay positioned above the median.

Competitive market data is only one of several factors utilized by the Committee to assist in setting executive compensation levels.  The Committee does not use market data as part of a formula to determine compensation or as a fixed target.

Components of Executive Compensation for 2016
The principal components of the Corporation's 2016 executive compensation program for executive officers, including the NEOs, were:
1.	Base salary
2.	Annual incentives
3.	Long-term incentives
4.	Employee benefits and perquisites

Each of these elements is discussed more fully below.

Base Salary
The Committee annually reviews and, if considered appropriate, adjusts each executive officer's base salary.  The Committee considers several factors when determining if a base salary adjustment is warranted and how much of an adjustment is appropriate.  These factors include the Corporation's performance against business objectives, changes in individual levels of responsibility, individual performance for the previous year and industry and general economic conditions.  While the Committee considers these factors to guide its decisions, it does not rely on them exclusively.  The Committee typically exercises significant business judgment based on a thorough assessment of compensation levels and alignment with the Corporation's compensation philosophy and pay strategy.

In February, 2016, the Committee determined that base salaries for the then-current NEOs would be increased an average of 3.6% in light of the underwriting results and progress with respect to the Corporation's five-year strategic plan achieved during 2015.

As a result of the executive leadership transition, the Committee established or made adjustments to the  base salaries of certain NEOs in 2016, taking into consideration several factors including changes in individual levels of responsibility, the individual's ability to lead the Corporation through a period of significant transition, establishment of business and strategic objectives, market data regarding similar positions in our comparator group, and knowledge of the Corporations unique business and relationship:

●
Consistent with Mr. Steven Shapiro's increased role as Executive Chairman, when Mr. Shapiro became an employee of the Corporation in June 2016, the Committee approved an annual base salary of $500,000 for his service as Executive Chairman.

●
Mr. Birchfield served as the Corporation's Executive Vice President until May 17, 2016, when he was appointed CEO and elected as a director.  In August 2016, Mr. Birchfield was appointed to the additional role of President.  In connection with his appointment as CEO and President in August 2016, the Committee approved an increase in the annual base salary of Mr. Birchfield to $600,000, effective as of May 17, 2016.

●
Mr. Vens served as the Corporation's Vice President of Strategy and Planning prior to his appointment as Chief Financial Officer on August 30, 2016.  In connection with his appointment as Chief Financial Officer, the Committee approved an increase in Mr. Vens' annual base salary to $350,000, effective August 30, 2016.

●
Mr. Case was appointed Chief Operating Officer and Executive Vice President in May 2016.  In August 2016, the Committee approved an increase in Mr. Case's annual base salary to $415,000, which base salary was effective as of May 17, 2016, in connection with his appointment to these new roles.

●
In connection with Mr. Thompson's promotion to Executive Vice President of Sales and Marketing, the Committee approved an increase in Mr. Thompson's base salary to $450,000, effective as of June 6, 2016.

●
Mr. Collins served as the Corporation's Assistant Vice President and Director of Accounting and Finance until May 17, 2016, when he was appointed as Interim Chief Financial Officer. In connection with his appointment, the Committee approved an increase in his annual base salary to $274,500, effective as of May 17, 2016.  Upon Mr. Vens' appointment as Chief Financial Officer on August 30, 2016, Mr. Collins continued with the Corporation as Vice President of Finance and Accounting and Director of its main subsidiaries Protective Insurance Company, Sagamore Insurance Company, and Protective Specialty Insurance Company until October 31, 2016.

Annual Incentives for 2016
The Corporation's executive officers, including each of the NEOs, participated in the Corporation's Executive Plan for 2016.  A more detailed description of the Executive Plan was included, starting on Page 21, of the Proxy Statement for the Annual Meeting of Shareholders for the meeting held May 4, 2010, a copy of which may be obtained on the Corporation's website at www.baldwinandlyons.com or from the SEC's EDGAR web site (www.sec.gov/edgar).

Under the Executive Plan, each participant, including each of the NEOs, was provided with a target annual incentive opportunity, or target bonus, according to the pay strategy discussed above. As a result of the executive leadership transition, the Committee set the following target annual incentive opportunities for the following NEOs under the Executive Plan:
●	A target incentive opportunity of $500,000 was established for Mr. Shapiro, which target bonus was pro-rated in 2016 from June 1 through December 31.

●
The Committee increased the target annual incentive opportunity for Mr. Birchfield under the Executive Plan from $262,500 set in February 2016 to $800,000 set in August 2016.  Per the terms of the Executive Plan, the increased portion of Mr. Birchfield's target bonus was pro-rated in 2016 from May 17 through December 31.

●
The Committee increased the target annual incentive opportunity for Mr. Vens under the Executive Plan for 2016 to $400,000 for 2016.  Per the terms of the Executive Incentive Plan, Mr. Vens' target bonus was pro-rated in 2016 from August 24 through December 31.

●
The Committee increased the target annual incentive opportunity for Mr. Case under the Executive Plan from $226,825 set in February 2016 to $465,000 set in August 2016.  Per the terms of the Executive Plan, the increased portion of Mr. Case's target bonus was pro-rated in 2016 from May 17 through December 31.

●
The Committee increased the target annual incentive opportunity for Mr. Thompson's under the Executive Plan to $125,000, effective as of June 6, 2016. Per the terms of the Executive Plan, the increased portion of Mr. Thompson's target bonus was pro-rated in 2016 from June 6 through December 31.

●
The Committee increased the target annual incentive opportunity for Mr. Collins under the Executive Plan to $70,000, effective May 17, 2016. On October 30, 2016, Mr. Collins entered into a severance agreement with the Corporation. The severance agreement, among other things, entitled Mr. Collins to receive a pro-rated share of his annual target bonus, equaling $43,333.

In addition, Mr. DeVito served as the Corporation's Chief Executive Officer, Chief Operating Officer, President and a director until May, 17, 2016. The Executive Plan provides that when a separation occurs during a bonus year, the Committee may, but is not obligated to, provide a pro-rated bonus to the executive for the current bonus year.  The Committee made no election for the payment of a portion of Mr. DeVito's 2016 bonus of $1,050,000.  In accordance with the terms of the Restricted Stock Plan, as Mr. DeVito retired from the Corporation after reaching age 50 and having completed at least 20 years of service to the Corporation, Mr. DeVito fully vested in all awarded but unvested awards, accounting for 33,218 shares. Also in accordance with the terms of the Restricted Stock Plan, the Corporation pays each participant for the dividends that accrue on such shares during the vesting period.  Mr. DeVito received $36,366 in connection with the shares that vested in May 2016 upon his resignation.
Similarly, Mr. Corydon served as the Corporation's Chief Financial Officer and Executive Vice President until May, 17, 2016.  The Committee made no election for the payment of a portion of Mr. Corydon's 2016 bonus of $534,681. In accordance with the terms of the Restricted Stock Plan, as Mr. Corydon retired from the Corporation after reaching age 50 and having completed at least 20 years of service to the Corporation, Mr. Corydon fully vested in all awarded but unvested awards, accounting for 17,055 shares.  Also in accordance with the terms of the Restricted Stock Plan, Mr. Corydon received $18,790 in connection with the shares that vested in May 2016 upon his resignation.
Annual incentive bonuses for 2016 were determined using a preset formula-based bonus program consisting of two components: 50% was dependent upon a Board approved hurdle based upon pre-tax operating income and 50% was dependent on an evaluation of each NEO's individual performance and changes in executive responsibilities.

For the operating income component, the Committee established a "hurdle" determined based on the Corporation's budgeted pre-tax operating income for 2016, as approved by the Board of Directors.  This formulaic portion of the executive's bonus was determined by comparing the actual pre-tax operating income for the year against the hurdle amount.  This portion of the bonus will increase or decrease as actual pre-tax operating income is higher or lower than the hurdle.  A range was established with 75% of the hurdle, referred to as the "threshold" and 150% of the hurdle, referred to as "superior performance".  The formula portion multiplies (or reduces) at twice the percentage of deviance from the target, subject to the threshold and maximum payout limits. Therefore, if operating income falls below the threshold, this portion of the bonus is correspondingly reduced.  If operating income equals or exceeds superior performance, the maximum portion of the bonus would be double the target, as illustrated below.

                                                              Threshold - 75% of Target                                                                                                                                  Target Operating Income                                                                                                                                                                                             Superior - 150% of Target
Below Threshold                                                                  |                                                                                                                                                                             |                                                                                                                                                                                                                                       |
Bonus = 0                                                                                                                       2 for 1                                                                                                                                                                                                                                2 for 1
                                                             Hurdle portion of bonus = 50%                                                                                                                    Hurdle portion of bonus = 100%                                                                                                                                                                 Hurdle portion of bonus = 200% maximum

In the third quarter of 2016, the Corporation made reserve adjustments based on adverse loss development in prior accident years.   As discussed in the Corporation's earnings release for the nine months ended September 30, 3016 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, these reserve adjustments impacted the quarterly and, ultimately, annual operating results.  As a result, the Corporation's 2016 actual pre-tax operating income was 58.23% compared to the hurdle, which according to the formula discussed above would eliminate any payout under the formulaic portion of the bonus.   The Committee considered the impact of this development on executive compensation and determined that relief against the impact of the reserve adjustments should be granted.  For 2016, actual pre-tax operating profit was 87.9% of the hurdle after consideration for the reserve adjustments, which, when applied to the formula, resulted in a payment of 75.8% of the formulaic portion of target bonus amount.

The individual performance component of the Plan is designed in recognition of the fact that significant contributions by certain executives to the long-term success of the Corporation may be achieved regardless of the attainment of operating income targets.  The Compensation Committee, upon recommendation from the CEO, develops performance goals for each executive in conjunction with the creation of the corporate strategic plan and, while individual performance goals vary among the executives depending on their specific responsibilities, these goals are inter-dependent with the focus of positioning the Corporation to achieve its long-term objectives.

For 2016, the individual performance assessment for the current NEOs reflected the individual's contributions in setting strategic initiatives, designing and implementing a reorganization of the management team, operational effectiveness and leadership, and effective transition into his new role.   For 2016, this evaluation resulted in each of the NEOs being awarded 100% of the portion of their target bonus based on individual performance.  Upon combining the 50% formulaic portion with the 50% discretionary portion, each NEO was awarded 88% of their target bonus opportunity under the Executive Plan for 2016, further subject to the pro-rated calculations discussed above.

All bonuses earned under the Executive Plan are paid to the NEOs, two-thirds in cash and one-third in the form of restricted shares Class B common stock which will vest over a three year period, in accordance with the Executive Plan.  Amounts presented in the Summary Compensation Table reflect this distribution, with the cash payouts shown in the Bonus column and the grant date fair value of the equity component shown in the Stock Awards column for 2016.  The cash payouts were included in the Bonus column for 2016 due to the change in the pre-tax operating income hurdle amount after the end of the third quarter, which resulted in payouts in excess of what would have been received under the initial pre-tax operating income hurdle amount, and due to the discretion exercised by the Committee with respect to the individual performance portion of the award.
 Class B common shares paid as part of the Executive Plan are subject to risk of forfeiture upon termination of employment for any reason other than death, disability or retirement prior to vesting.  Vesting occurs ratably on the first, second and third anniversaries of the grant, which typically occurs in February following the completion of the calendar year to which the bonus applies.  Additional information regarding these restrictions is presented in the equity award tables elsewhere in this Proxy Statement.

Other Bonuses in 2016
In addition to the bonuses earned under the Executive Plan, in August 2016, the Committee approved a one-time cash bonus for Mr. Birchfield of $200,000 in recognition of the additional duties and responsibilities Mr. Birchfield discharged during the executive leadership transition period from May 2016 to August 2016.  In August 2016, the Committee also approved a one-time cash bonus for Mr. Case of $103,750 in recognition of the additional duties and responsibilities Mr. Case discharged during the executive leadership transition period from May 2016 to August 2016.
In December 2016, Messrs. Birchfield, Case, and Thompson each received a bonus of $25,000 and Mr. Vens received a bonus of $16,528 pursuant to the Corporation's holiday bonus program provided to all employees.  The holiday bonus is paid based on a formula of base salary and length of service to the Corporation, subject to a maximum holiday bonus amount of $25,000. The Compensation Committee determined that Mr. Shapiro would not be eligible for the holiday bonus program.  No holiday bonus is paid to any individual who is not an employee of the Corporation on the date the bonus is paid.
On August 5, 2016, Mr. Thompson executed a retention and non-competition agreement with the Corporation, which provided for a severance payment upon termination without cause in exchange for agreeing to a one-year covenant not to compete, a two-year non-solicitation restriction for both customers and Corporation employees, and continuing to comply with customary confidentiality and non-disparagement provisions.  In connection with the execution of this agreement, his assistance during the executive leadership transition, and in recognition of his established relationships with the Corporation's client base and industry, Mr. Thompson received a retention bonus in the amount of $112,500.  The retention award may be recouped by the Corporation in the event that Mr. Thompson resigns from his position prior to August 5, 2017.   This retention and non-competition agreement replaced a prior non-competition agreement executed by Mr. Thompson in 2014.
On August 31, 2016, Mr. Collins executed a retention and non-competition agreement with the Corporation, which provided for a severance payment upon termination without cause in exchange for agreeing to a one-year covenant not to compete, a two-year non-solicitation restriction for both customers and Corporation employees, and continuing to comply with customary confidentiality and non-disparagement provisions.  In connection with the execution of this agreement and his assistance during the transition of the CFO duties, Mr. Collins received a retention bonus in the amount of $68,625.  The retention bonus was to be recouped by the Corporation in the event the Mr. Collins resigned from his position prior to August 31, 2017.   In connection with Mr. Collins' termination from the Corporation, he was entitled to retain his retention bonus.
Long-term Incentives for 2016
In recent years, the Corporation has utilized "book value appreciation rights" (BVARs) as the sole form of long-term incentives for executive officers and virtually all other salaried personnel.  A detailed description of the Corporation's Book Value Appreciation Rights Plan (the "BVAR Plan") was included, starting on Page 21, of the Proxy Statement for the Annual Meeting of Shareholders for the meeting held May 7, 2013, a copy of which may be obtained on the Corporation's website at www.baldwinandlyons.com or from the SEC's EDGAR web site (www.sec.gov/edgar).   The value of BVARs is not impacted by fluctuations in the market value of the Corporation's common stock but, rather, solely by changes in the Corporation's book value, and settlements consist solely of cash.  No equity securities are issued in connection with this form of compensation.

BVARs provide deferred compensation to a high percentage of salaried employees, including select NEOs, formulaically based on the increase in the Corporation's book value, with certain adjustments for dividends paid to shareholders, over a five-year period.  This program results in compensation which is directly linked to the Corporation's performance and increases in the book value of the Corporation, closely aligning value realized from BVARs with total shareholder value creation.

Changes in the value of BVARs for the NEOs for the three-year period ended December 31, 2016, resulting from changes in the Corporation's book value, are shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table.  This presentation is appropriate since the BVARs are not based upon changes in the market value of equity securities and are not settled with any form of equity security.

BVARs vest ratably over a three-year period and vested rights cannot be exercised prior to January 1 of the calendar year in which they expire (five years from grant), except in the case of death, disability or retirement from the property and casualty industry, as defined in the BVAR Plan.  In addition, termination of employment for reasons other than death, disability or retirement results in the forfeiture of all vested and unvested BVARs.  In connection with their resignations, Mr. DeVito forfeited 55,000 BVAR units in 2016 and Mr. Corydon forfeited 30,000 BVAR units in 2016.

BVARs, when granted, have historically been widely distributed to virtually all salaried employees in amounts proportional to their job responsibilities and annual base salaries.  No new BVARs were awarded in 2016 and no other long-term equity incentives were granted in 2016.

Employee Benefits and Perquisites
The Corporation offers its executive officers standard employee benefits, including the ability to participate in the Corporation's group life, health, dental and disability insurance, as well as the Corporation's 401(k) Plan, to the same extent offered to all employees of the Corporation.  The Corporation matches contributions made by the executive officers to the 401(k) Plan consistent with the matching contribution for all participants of the 401(k) Plan.

The Committee also approved arrangements providing executive officers with the use of a Corporation-owned automobile, including maintenance costs, insurance coverage and a partial fuel allowance.

Components of Executive Compensation for 2017
Subject to shareholder approval of the Baldwin & Lyons, Inc. Annual Incentive Plan ("AIP") and Baldwin & Lyons, Inc. Long-Term Incentive Plan ("LTIP") described in detail in Proposal #3 and Proposal #4 in this Proxy Statement, the principal components of the Corporation's 2017 executive compensation program for executive officers, including the NEOs, are:
1.	Base salary
2.	Awards under the AIP
3.	Long-term equity incentives
4.	Value-creation incentives ("VCIP")
5.	Employee benefits and perquisites

Base Salary for 2017
As the current NEOs all had new base salaries established in 2016 in connection with their appointments to new roles, the Committee has determined that base salaries for Messrs. Shapiro, Birchfield, Vens, and Thompson will not be adjusted for 2017 at this time.    Mr. Case will receive a 26.5% salary increase for 2017 consistent with the evolving scope of his role as Chief Operating Officer and the operational initiatives he will be tasked with undertaking.

Incentives for 2017
For 2017, the Committee has determined to forgo the annual incentive that has been paid in previous years.  Instead, NEOs, and other participants as dictated by the Committee, will be eligible for three types of performance-based incentive awards: a predominately cash-based AIP award, an equity-based long-term award subject to one-year vesting, and an equity-based VCIP award for cumulative increase in operating income over a three-year performance period.   The details of each plan are discussed below.

As discussed above, upon a mid-year review of the Corporation's compensation composition in 2016, utilization of long-term incentives through the use of actual equity will be favored over the use of BVARs.  The proposed Baldwin & Lyons, Inc. Long-Term Incentive Plan allows for future BVAR grants but no such awards are planned for 2017.

AIP for 2017
Under the proposed AIP, each participant, including each of the NEOs, is provided with a target AIP opportunity according to the updated pay strategy discussed above.   The determination of the final bonus amount will be determined by applying a performance matrix consisting of a measurement of the combined results of the Corporation's 2017 growth in net premium earned and the 2017 Combined Ratio (the "Corporation performance matrix").  The combined ratio is calculated as ratio of (A) losses and loss expenses incurred, plus other operating expenses, less commission and other income to (B) net premiums earned.  This Corporation performance matrix will be applied to each individual's target bonus amount resulting in a payout of 0% to 200% of the target AIP amount for each participant.   For the NEOs, after the application of the Corporation performance matrix, 25% of the target AIP opportunity is subject to further adjustment based on the Committee's determination of the participant's objective financial results; but in no case shall the Committee adjust the NEO's award above 100% of the target amount.

All bonuses earned under the AIP will be paid in cash at the end of the 2017 annual performance period, but no later than March 15, 2018.    Notwithstanding the above, 25% of the bonus earned under the AIP by the CEO will be paid in unrestricted shares of the Corporation's Class B common stock, as valued on the date of award, which shares will be issued under the LTIP (if approved by shareholders).

The 2017 AIP awards are subject to shareholder approval of the Annual Incentive Plan.  A more detailed description of the AIP is included starting on page 31 of this Proxy Statement.

LTIP for 2017
Under the proposed Long-Term Incentive Plan ("LTIP"), each participant, including each of the NEOs, will be provided with a target LTIP opportunity according to the updated pay strategy discussed above.   The determination of the final value of the equity award will be determined by applying the same Corporation performance matrix utilized for the AIP, as discussed above. This Corporation performance matrix will be applied to each individual's target LTIP bonus amount, resulting in an equity award with a grant date fair value equal to 0% to 200% of the target LTIP amount for each participant.   For the NEOs, after the application of the Corporation performance matrix, 25% of the target LTIP opportunity is subject to further adjustment based on the Committee's determination of the participant's objective financial results; but in no case shall the Committee adjust the participant's award above 100% of the target amount.

All LTIP awards for the NEOs will be paid in restricted shares of the Corporation's Class B common stock at the end of the 2017 annual performance period, but no later than March 15, 2018.  The restricted shares will vest on March 15, 2019.

The 2017 equity awards are subject to shareholder approval of the LTIP.  A more detailed description of the Baldwin & Lyons, Inc. Long-Term Incentive Plan is included starting on page 34 of this Proxy Statement.

VCIP for 2017
The proposed Value Creation Incentive Plan ("VCIP") provides an incentive to the NEOs aligned with operating results over a three-year period.  Each NEO is provided with a target VCIP share opportunity which will be determined by a measurement of the Corporation's cumulative operating income from January 1, 2017 through December 31, 2019 relative to an operating income goal for the period set by the Committee in March 2017.   For the purpose of VCIP calculation, cumulative operating income is equal to income before taxes excluding net realized gains (losses) on investments.  The Corporation's achievement of the cumulative operating income target will result in an award valued at 25% to 200% of the target VCIP amount for each participant.  The VCIP award amount will be determined by applying the actual cumulative operating income against the VCIP payout range of 25% to 200%, with interpolation between the potential award amounts.  Twenty-five percent of the target VCIP opportunity is subject to adjustment based on the Committee's determination of the participant's objective financial results, but in no case shall the Committee adjust the participant's award above 100% of the VCIP target amount.

All VCIP awards for the NEOs are paid in unrestricted shares of the Corporation's Class B common stock at the end of the three-year performance period, but no later than March 15, 2020.

The 2017 VCIP awards are subject to shareholder approval of the LTIP.  A more detailed description of the Baldwin & Lyons, Inc. Long-Term Incentive Plan is included starting on page 35 of this Proxy Statement.

Employee Benefits and Perquisites for 2017
The Committee terminated the practice of providing executive officers with the use of a Corporation-owned automobile, including maintenance costs, insurance coverage and a partial fuel allowance at the end of 2016.   For 2017, executive officers are provided a cash stipend to cover transportation expenses.

Other Compensation Matters
Employment Agreements
All employees of the Corporation are employed on an at-will basis and either the employee or the Corporation is free to terminate any employment relationship at any time.  The Corporation has entered into retention and non-competition agreements with Mr. Thompson and Mr. Collins that provide, or provided, for severance benefits.  These retention and non-competition agreements provide for a severance payment upon termination without cause in exchange for agreeing to a one-year covenant not to compete, a two-year non-solicitation restriction for both customers and Corporation employees, and continuing to comply with customary confidentiality and non-disparagement provisions. In addition, a general release must be executed upon separation from employment in order for the severance payments to begin.  Upon execution of these agreements, Mr. Thompson and Mr. Collins received a retention bonus in the amount of $112,500 and $68,625 respectively.  The retention award may be recouped by the Corporation in the event the employee resigns from his position within twelve months of date the agreement was executed by the employee.   The Corporation entered into a severance agreement with Mr. Collins, pursuant to which he received an aggregate amount of $274,500, payable over a one-year period, and a lump sum amount of $43,333, representing a pro-rated share of his annual target bonus under the Executive Plan, upon his termination from the Corporation, effective October 31, 2016.   Mr. Collins was also entitled to retain his retention bonus described above.

Other Matters
The Corporation has no post-retirement benefit policies, nor any pension or retirement plans, other than its 401(k) Plan, which is generally available to all employees and which carries no post-employment obligations for the Corporation.

Section 162(m) of the Code limits the Corporation's ability to take a tax deduction for certain compensation paid in excess of $1 million to each of the NEOs listed in the Summary Compensation Table below.  However, performance-based compensation, as defined in the Code, is fully deductible if the programs are approved by shareholders and meet certain other requirements.  The Committee has considered the impact of Section 162(m), and the regulations thereunder, on the deductibility of executive compensation by the Corporation and has determined that, to the extent practical, bonus and deferred compensation plans should be submitted to shareholders for approval to allow for deductibility of compensation paid under these plans.  The Committee will continue to monitor the regulations and any possible impact they may have on the Corporation, and to take appropriate steps when, and if, any measures are necessary as it determines in the best interests of the Corporation.  To maintain flexibility in compensating the Corporation's executive officers, the Committee may from time to time pay, compensation that is not deductible if it believes that doing so is in the best interests of the Corporation and its shareholders.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the above Executive Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

COMPENSATION COMMITTEE
Kenneth D. Sacks, Chairman
Stuart D. Bilton
Philip V. Moyles, Jr.
Thomas H. Patrick
Arshad Zakaria

Summary Compensation Table

Name and Principal Position (a)	Year	Salary	Bonus (b)	Stock Awards (c)	Option Awards	Non-Equity Incentive Compen-sation (d)	Non-Qualified Deferred Compen-sation Earnings	All Other Compen-sation (e)	Total
Steven A. Shapiro	2016	275,000	171,403	85,573	0	0	0	46,789	578,765
Executive Chairman
William R. Birchfield	2016	530,594	586,680	175,274	0	28,303	0	39,448	1,360,299
CEO and President	2015	411,000	227,264	113,636	0	5,652	0	38,156	795,708
	2014	355,330	130,395	65,200	0	20,295	0	10,350	581,570
William C. Vens	2016	292,801	124,399	53,855	0	0	0	37,778	508,833
CFO
Michael J. Case	2016	404,954	357,885	114,396	0	9,263	0	37,109	923,607
Exec. Vice President	2015	303,765	195,447	97,727	0	5,588	0	43,737	646,263
and COO
Matthew A. Thompson	2016	356,615	128,311	51,204	0	9,263	0	41,176	586,569
Exec. Vice President
Joseph J. DeVito	2016	573,375	0	0	0	0	0	80,309	653,684
Former CEO, COO	2015	1,100,000	892,391	446,209	0	40,733	0	56,208	2,535,541
and President (j)	2014	1,050,000	631,644	315,831	0	141,658	0	56,002	2,195,135
G. Patrick Corydon	2016	327,478	0	0	0	0	0	50,540	378,018
Former CFO and	2015	639,630	456,813	228,413	0	22,218	0	40,071	1,387,145
Exec. V.P. (k)	2014	618,000	320,121	160,065	0	77,268	0	38,282	1,213,736
Doug Collins	2016	191,317	68,625	0	0	0	0	119,729	379,671
Former Interim CFO (f)

(a)
Several individuals qualified as NEOs for 2016 due to the management transitions during the year.  In May 2016, Mr. DeVito resigned as Chief Executive Officer, President, and Chief Operating Officer.   In connection with Mr. DeVito's departure, Mr. Birchfield was appointed to serve as Chief Executive Officer and President and Mr. Case was appointed to serve as Chief Operating Officer and Executive Vice President.    In May, 2016, Mr. Corydon resigned as Chief Financial Officer and Executive Vice President. In connection with Mr. Corydon's departure, Mr. Collins was appointed and Interim Chief Financial Officer from May 2016 until August 2016 when Mr. Vens was appointed to serve as Chief Financial Officer. Mr. Thompson was promoted to Executive Vice President in June 2016.

(b)	For 2016, the Bonus amounts include the following:

	Total Bonus	Executive Plan Bonus	Holiday Bonus	Discretionary Bonus
Mr. Shapiro	$ 171,403	$ 171,403	$ 0	$ 0
Mr. Birchfield	586,680	361,680	25,000	200,000
Mr. Vens	124,399	107,871	16,528	0
Mr. Case	357,885	229,135	25,000	103,750
Mr. Thompson	128,311	103,311	25,000	0
Mr. Collins	68,625	68,625	0	0

●
Executive Plan awards represent discretionary cash bonuses awarded to the NEOs for 2016 performance and paid in 2017 under Executive Plan, as described under Executive Compensation Discussion and Analysis—Components of Executive Compensation for 2016—Annual Incentives for 2016 in this Proxy Statement.

●
Holiday bonuses were paid in December 2016 pursuant to a holiday bonus program applicable to all of the Corporation's employees.  No holiday bonus is paid to any individual who is not an employee of the Corporation on the date the bonus is paid.  The Compensation Committee determined that Mr. Shapiro would not be eligible for the Holiday Bonus.

●
For Mr. Birchfield and Mr. Case, a one-time bonus of $200,000 and $103,750, respectively, was granted by the Compensation Committee in August 2016 in recognition of their leadership through the executive leadership transition period, as more fully described in Executive Compensation Discussion and Analysis – Compensation for 2016 – Other Bonuses in 2016 in this Proxy Statement.

●	For 2015 and 2014, the amounts represent the portion of the annual incentive bonuses earned under the Executive Plan for the respective year and paid in cash in the following year.
(c)
Stock awards represent the grant date fair value of the portion of the annual incentive bonuses earned under the Executive Plan and paid in the form of the Corporation's Class B common stock.  These shares are subject to risk of forfeiture and vest over three years from the date of grant, as more fully described in Executive Compensation Discussion and Analysis in this Proxy Statement.

(d)
Amounts shown in this column represent the change in vested and unvested value of book value appreciation rights (BVARs) which are based on increases or decreases in the Corporation's book value per share during the year.  The actual compensation realized, if any, is settled in cash and only upon satisfaction of holding period restrictions, as more fully described elsewhere in this Proxy Statement.  Compensation from BVARs is subject to complete forfeiture should employment terminate prior to satisfaction of holding period requirements and, thus, amounts reported in this column may not ultimately be paid by the Corporation to the NEO.  In connection with their resignations, Mr. DeVito forfeited 55,000 BVAR units in 2016 and Mr. Corydon forfeited 30,000 BVAR units in 2016.

(e)	All Other Compensation for 2016 includes the following:

	401(K) Plan
	Contribution	Dividends	Perquisites (1)
Mr. Shapiro (2)	$ 0	$ 1,789	$ 0
Mr. Birchfield	21,200	933	17,315
Mr. Vens	21,200	0	16,578
Mr. Case	21,200	0	15,909
Mr. Thompson	21,200	0	19,976
Mr. DeVito	10,600	63,477	6,232
Mr. Corydon	10,600	35,121	4,819
Mr. Collins (3)	10,600	0	15,092

(1)
Perquisites consist of the total cost to the Corporation of automobiles provided to select NEOs, without reduction for business use and including any gain or loss realized on the disposal of the automobiles.  For Mr. DeVito, perquisites includes $650 for tax preparation assistance.

(2)
For Mr. Shapiro, total All Other Compensation includes $45,000 that Mr. Shapiro received for his services as a director of the Corporation from January 2016 through May 2016.  Once Mr. Shapiro became an employee of the Corporation on June 1, 2016, he ceased collecting any fees or compensation for his role as a director.

(3)
For Mr. Collins, total All Other Compensation includes $50,704 in salary and $43,000 in bonus that Mr. Collins received pursuant to a severance agreement entered into with the Corporation on October 31, 2016, as more fully described in the Executive Compensation Discussion and Analysis – Employment Agreements in this Proxy Statement.

Grants of Plan-Based Awards Table

	Estimated Future Payouts Under Equity Incentive Plan Awards				All	Grant Date
					Other	FV of
					Stock	Stock and
	Grant	Threshold	Target (a)	Maximum	Awards	Option
Name	Date	($)	($)	($)	(#)	Awards
Steven A. Shapiro	6/1/2016	n/a	166,667	250,000	0	85,573
W. Randall Birchfield	8/24/2016	n/a	266,667	400,000	0	175,274
William C. Vens	8/24/2016	n/a	133,333	200,000	0	53,855
Michael J. Case	8/24/2016	n/a	155,000	232,500	0	114,396
Matthew A. Thompson	6/6/2016	n/a	41,667	62,500	0	51,204
Joseph J. DeVito (d)	2/5/2016	n/a	350,000	525,000	0	0
G. Patrick Corydon (d)	2/5/2016	n/a	178,227	267,341	0	0
Douglas W. Collins (e)	8/9/2016	n/a	23,333	35,000	0	0

(a)
Represents the date the Compensation Committee approved the threshold, target and maximum payouts for each NEO under the Executive Plan for the 2016 performance period.  The Compensation Committee approved awards under the Executive Plan for the 2016 performance period on February 8, 2017 (the "Award Date").   Represents one-third of each NEO's annual target incentive bonus for 2016 under the Corporation's Executive Plan, with two-thirds of the bonus amount paid as a cash award.   As described in Executive Compensation Discussion and Analysis – Components of Executive Compensation for 2016 – Annual Incentives for 2016, due to the Compensation Committee's exercise of discretion regarding the total amount paid to each NEO under the Executive Plan for 2016, the actual cash amount paid to each NEO under the Executive Plan for 2016 performance is included in the "Bonus" column of the Summary Compensation Table.

(b)
Amounts reflect the value of potential payouts for the 2016 performance period to be received in restricted shares of Class B common stock under the Executive Plan. The Threshold, Target and Maximum opportunities are set for an annual performance period, and the amounts set forth above do not reflect any portion of the award payable in restricted shares that may be reduced due to pro-rating over the performance period.  The number of shares to be received is determined based on the fair market value of the Corporation's Class B common stock at the time the shares are issued following the close of the performance year.  The number of shares of Class B common stock issued to the NEOs on February 8, 2017 for 2016 performance was as follows:

●	Mr. Shapiro – 3,596 shares
●	Mr. Birchfield – 7,364 shares
●	Mr. Vens – 2,263 shares
●	Mr. Case – 4,807 shares
●	Mr. Thompson – 2,151 shares
These shares vest ratably on February 8, 2018, 2019 and 2020, and are subject to forfeiture in the event of termination of employment for any reason other than death, disability or retirement, as defined in the Executive Plan. The value of these shares issued to the NEOs for 2016 performance pursuant to the Executive Plan is included in the "Stock Awards" column of the Summary Compensation Table.
(c)
The Executive Plan provides that when a separation occurs during the year, the Compensation Committee may, but it not obligated to, provide a pro-rated award to the executive for such year.  The Compensation Committee did not make an election for the payment of a pro-rated award to either Mr. DeVito or Mr. Corydon upon their retirements from the Corporation.  As a result, no cash award was paid and no restricted shares of Class B common stock were issued to Mr. DeVito or Mr. Corydon for the 2016 performance period.

(d)
Pursuant to his separation agreement, Mr. Collins received a pro-rated share of his annual target bonus under the Executive Plan equaling $43,333 paid in cash.  This amount is included in the "Bonus" column of the Summary Compensation Table. No restricted shares of Class B common stock were issued to Mr. Collins pursuant to the Executive Plan for the 2016 performance period.

Option Exercises and Stock Vesting Table

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired on	Upon	Acquired on	Upon
Name	Exercise (#)	Exercise ($)	Vesting (#) (a)	Vesting ($)
Steven A. Shapiro (b)	0	0	1,771	44,116
W. Randall Birchfield	0	0	933	21,786
William C. Vens	0	0	0	0
Michael J. Case	0	0	0	0
Matthew A. Thompson	0	0	0	0
Joseph J. DeVito (c)	0	0	46,944	1,142,315
G. Patrick Corydon (d)	0	0	24,916	605,495
Douglas W. Collins	0	0	0	0

(a)
Unless noted below, total of shares previously awarded as a portion of the Corporation's Executive Plan for calendar years 2013 (granted in February 2014), 2014 (granted February 2015) and, for Messrs. DeVito and Corydon, 2015 (granted in February 2016).  These shares vest one-third on each of the first, second and third anniversaries of the respective grant dates.  Except as noted below, all shares shown in the table above vested in February 2016.

(b)	Represents the number of shares of restricted stock granted to Mr. Shapiro on May 12, 2015 as compensation for his service as a director, which shares vested on May 12, 2016.
(c)	For Mr. DeVito, shares acquired include 13,726 shares which vested in February 2016 and 33,218 shares which vested upon his retirement from the Corporation in May 2016.
(d)	For Mr. Corydon, shares acquired include 7,861 shares which vested in February 2016 and 17,055 shares which vested upon his retirement from the Corporation in May 2016.

Outstanding Equity Awards at Fiscal Year End
No option awards are outstanding as of December 31, 2016 and, accordingly, columns of this table relating to option awards have not been presented.  Stock awards outstanding as of December 31, 2016 are as follows:

	Stock Awards
	Number of Shares or Units or Stock That Have Not Vested (#) (a)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (b)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units Not Vested ($)

Name
Steven A. Shapiro	3,596	90,619	n/a	n/a
W. Randall Birchfield	11,548	291,010	n/a	n/a
William C. Vens	2,263	57,028	n/a	n/a
Michael J. Case	7,603	191,596	n/a	n/a
Matthew A. Thompson	2,151	54,205	n/a	n/a
Joseph J. DeVito	0	0	n/a	n/a
G. Patrick Corydon	0	0	n/a	n/a
Douglas W. Collins	0	0	n/a	n/a

(a)
Unvested shares awarded as a portion of the Corporation's Executive Plan for calendar years 2013, (granted in February 2014), 2014 (granted in February 2015), 2015 (granted in February 2016), and 2016 (granted in February 2017).  These shares vest one-third on each of the first, second and third anniversaries of the respective Grant Dates and are subject to forfeiture in the event of termination of employment for any reason other than death, disability or retirement.

Unvested shares presented above will vest according to the below schedule:

	Stock Awards
Name	Vesting February 2018	Vesting February 2019	Vesting February 2020	Total Unvested Shares
Steven A. Shapiro	1,199	1,199	1,198	3,596
W. Randall Birchfield	5,014	4,080	2,454	11,548
William C. Vens	754	754	755	2,263
Michael J. Case	3,000	3,000	1,603	7,603
Matthew A. Thompson	717	717	717	2,151

(b)	Valued using the closing market value of the Corporation's Class B common stock on December 30, 2016.

Potential Payments upon Termination or Change in Control
All employees of the Corporation are employed on an at-will basis, and either the employee or the Corporation is free to terminate any employment relationship at any time.  Of the Corporation's current NEOs, only Mr. Thompson has entered into a retention and non-competition agreement, which agreement provides for a severance payment upon his termination without cause.  Had Mr. Thompson been terminated without cause on December 30, 2016 (the last business day of 2016), he would have received a severance payment of $652,083 pursuant to his retention and non-competition agreement.  Upon a separation from the Corporation for any other reason, Mr. Thompson is not entitled to any severance compensation pursuant to such agreement.  For a further discussion of Mr. Thompson's retention and non-competition agreement, see Executive Compensation Discussion and Analysis—Other Compensation Matters—Employment Agreements above.

Under the terms of the Executive Plan, a NEO must remain employed by the Corporation until after the completion of an entire calendar year in order to be entitled to a bonus under the Executive Plan for such year.  However, if a NEO ceases employment by reason of death, disability or retirement (each as defined in the Executive Plan) prior to the end of a calendar year, the Compensation Committee may, in its discretion, award a pro-rated bonus to such NEO under the Executive Plan.
Under the terms of the Restricted Stock Plan, upon termination for "Good Reason" or "without Cause" (each as defined in the Restricted Stock Plan), upon non-renewal of all agreements between the NEO and the Corporation, or upon separation by reason of death, Disability (as defined in the Restricted Stock Plan) or retirement after reaching the age of 50 and completing at least 20 years of service with the Corporation, all of the NEO's outstanding awards under the Restricted Stock Plan will fully vest.  In the event of a "Change in Control" (as defined in the Restricted Stock Plan), the unvested restricted stock held by the NEO would fully vest, unless the Corporation's successor entity assumes the outstanding awards or provides equivalent substitute awards. See the "Market Value of Shares or Units of Stock That Have Not Vested" column of the "Outstanding Equity Awards at Fiscal Year End" table for the fair market value of the shares of restricted stock that would have fully vested upon the termination scenarios set forth above or upon a Change in Control described above if such termination or Change in Control had occurred on December 30, 2016 (the last business day of the year).  Upon a separation from the Corporation for any reason other than as described above, the NEO would forfeit all outstanding restricted stock awards.
As discussed elsewhere in this Proxy Statement, Messrs. DeVito, Corydon and Collins separated from the Corporation during 2016.  For a description of the amounts received by Messrs. DeVito and Corydon in connection with their retirements, see Executive Compensation Discussion and Analysis–Components of Executive Compensation for 2016–Annual Incentives for 2016 above.  For a description of the amounts received by Mr. Collins in connection with his termination, see Executive Compensation Discussion and Analysis–Other Compensation Matters–Employment Agreements above.

Proposal #3 - Approval of the Baldwin & Lyons, Inc. Annual Incentive Plan

Introduction
On the recommendation of the Compensation Committee, the Board adopted the Baldwin & Lyons, Inc. Annual Incentive Plan (the "AIP") on March 20, 2017, subject to approval by our shareholders.  Approval of the AIP requires more votes cast "FOR" the proposal than votes cast "AGAINST" or "ABSTAIN" by the shares present, in person or by proxy, and entitled to vote at the Annual Meeting.  Shareholder approval is necessary to provide the Compensation Committee with the flexibility to grant awards that qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code (the "Code").  If the AIP is not approved by the Corporation's shareholders, any award opportunities that were previously granted under the AIP, as discussed in the Executive Compensation Discussion and Analysis - Components of Executive Compensation for 2017 section on page 24, will be null and void.

Code Section 162(m) places a $1 million limit on the amount that the Corporation may deduct in any one year for compensation paid to the Chief Executive Officer and each of its other three most highlycompensated executive officers (excluding the Chief Financial Officer).  If awards under the AIP constitute qualified performancebased compensation, the awards may not be subject to the deductibility limitation of Code Section 162(m).  While the Compensation Committee intends to design awards under the AIP to be eligible for deductibility under Code Section 162(m), there is no guarantee that the exemption will be available for awards in any particular circumstance.  To maintain flexibility in compensating our executive officers, the Compensation Committee may from time to time pay compensation that is not deductible if it believes that doing so is in the best interests of the Corporation and shareholders.

This description is not intended to be a complete description of the AIP and is qualified by reference to the plan document, a copy of which is attached hereto as Appendix A.

Summary of Plan
Purposes. The overall purpose of the AIP is to attract and retain employees by providing a competitive bonus program that rewards outstanding performance and motivates and rewards eligible employees by making a portion of their compensation dependent on the achievement of certain corporate, business unit and/or individual performance goals.

Administration. The AIP will be administered by the Compensation Committee. Subject to the terms of the AIP, the Compensation Committee will have full power and authority to administer, construe and interpret the AIP; designate the employees who will participate in the AIP; determine the terms and conditions of awards (including the size of the award, payment terms and vesting conditions); amend any outstanding awards and instruments or agreements relating to an award; correct any defect, supply any omission, or reconcile any inconsistency in the AIP, any award or any instrument or agreement relating to an Award; and make any and all factual and legal determinations which it determines necessary or advisable for AIP administration.  All determinations of the Compensation Committee are final, binding and conclusive upon all persons.

Eligibility and Participation. Each employee of the Corporation, a parent or any related entity will be eligible to participate in the AIP.  The Compensation Committee shall determine which employees will participate in the AIP.

Awards. Within ninety days after the beginning of each fiscal year, the Compensation Committee will establish performance goals that may be based on any combination of Corporation and individual performance measures.  Performance goals will be determined annually by the Compensation Committee from among those performance measures listed below (see "Performance Goals" below).  Final awards will be based on the level of achievement of the performance measures and the predetermined award payout levels.

Performance Goals. The AIP includes the following performance measures for awards intended to be qualified performance-based compensation.  The performance measures will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; and; (w) combined ratio, in each case, unless otherwise specified by the Compensation Committee determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.  The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Corporation-wide or related to a subsidiary, division or business unit.  Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time.

Adjustments to Performance Goals. The Compensation Committee may, in its discretion, adjust or modify the performance goals and award opportunities under the AIP (either up or down) based on the following events: (i) asset write-downs; (ii) significant litigation or claim judgments or settlements; (iii) changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in applicable accounting rules; (vi) acquisitions or divestitures; (vii) objectively determinable unusual or nonrecurring events; and (viii) a change in the Corporation's fiscal year.

Payments. All awards will be payable in cash no later than 2 1/2 months following the end of a performance period between but after the Compensation Committee certifies in writing that the performance goals and any other relevant terms of the awards have been satisfied.  The maximum amount payable to a participant under the AIP for any calendar year will be $5 million.

Termination of Employment. Generally, a participant must be actively employed on the date an award is paid in order to receive payment.  If a participant's employment terminates for any reason (other than death or disability) prior to the date that an award is paid, all of the participant's rights to the award shall be forfeited.  In the event of a participant's death or disability during a performance period, the participant (or his or her beneficiary) will be entitled to receive a pro-rated payment of the award.  In the event of a participant's death or disability following the end of a performance period, but before awards are paid, the participant (or his or her beneficiary) will be paid the award that would otherwise be payable if he or she remained actively employed through the payment date.

Change of Control. If a Change of Control, as defined in the AIP, occurs during a performance period, awards will be determined based on the Corporation's performance as of the date of the Change of Control.  Awards will be paid no later than 2 1/2 months following the date of the Change of Control.
Recoupment of Awards. Any awards and payments under the AIP are subject to claw-back or recoupment as permitted or required by applicable law or Corporation policy, as amended from time to time.

Duration of the AIP. The AIP will remain in effect until terminated by the Board or the Compensation Committee.
Amendment and Termination of the AIP. The Board or the Compensation Committee may, at any time, amend, suspend or terminate the AIP.  Notwithstanding the foregoing, no amendment shall adversely affect the rights of any participant to awards allocated prior to such amendment, suspension or termination.  No amendment, suspension or termination may reduce the rights of a participant to a payment with respect to an earned award without his or her consent.
New Plan Benefits
As discussed above, benefits under the AIP will be made at the discretion of the Compensation Committee, and performance goals may vary from performance period to performance period and from participant to participant.

The Board of Directors recommends a vote "FOR" the approval of the Baldwin & Lyons, Inc. Annual Incentive Plan.

Proposal #4 – Approval of the Baldwin & Lyons, Ind. Long-Term Incentive Plan

Introduction
On the recommendation of the Compensation Committee, the Board has approved the Baldwin & Lyons, Inc. Long-Term Incentive Plan (the "LTIP"), subject to approval by shareholders.  Approval of the LTIP requires more votes cast "FOR" the proposal than votes cast "AGAINST" or "ABSTAIN" by the shares present, in person or by proxy, and entitled to vote at the Annual Meeting of Shareholders.  Stockholder approval of the LTIP is required under the NASDAQ rules.  In addition, stockholder approval is necessary to provide the Compensation Committee with the flexibility to grant certain awards that qualify as "performance-based compensation" under Section 162(m) of the Code.  If approved by our shareholders, the LTIP will replace the Baldwin & Lyons, Inc. Restricted Stock Compensation Plan, or the "Restricted Stock Plan," which was originally approved by our shareholders on May 4, 2010.  Upon approval of the LTIP, no new awards will be granted under the Restricted Stock Plan. If the LTIP is not approved by our shareholders, any awards that were previously granted under the LTIP will be null and void.

The LTIP was established to (i) attract, retain and motivate key employees, directors, consultants, and independent contractors; (ii) compensate them for their contributions to the growth and profitability of the Corporation; (iii) to encourage ownership of our common stock in order to align their interests with those of shareholders; and (iv) promote the sustained long-term performance of the Corporation and the creation of stockholder value.

The following is a summary of the key features of the LTIP and is qualified in its entirety by reference to the complete text of the LTIP as set forth as APPENDIX B to this Proxy Statement.

Shareholders are urged to read the actual text of the LTIP.

Why Shareholders Should Approve this Proposal
The LTIP is key to the Corporation's pay for performance philosophy.  The Board and the Compensation Committee believe that the effective use of performance-based incentive compensation, including equity-based awards, can incentivize key employees to maximize our growth and overall success, as well as align their interests with those of shareholders to create long-term, sustainable value.

As of March 20, 2017, there were 840,596 shares of Class B common stock available for issuance under the Restricted Stock Plan and 45,378 granted but unvested shares of restricted stock outstanding.

The LTIP is instrumental in attracting, retaining and motivating top talent.  Attracting, retaining and motivating talented executives, employees and directors is essential to executing our business strategy.  Equity-based awards are highly valued by employees, and management believes that they provide valuable incentives to remain with the Corporation.

The LTIP permits multiple award types.  The LTIP permits the issuance of the following awards: (i) stock options; (ii) stock appreciation rights ("SARs"); (iii) restricted stock and restricted stock units ("RSUs"); (iv) performance shares and units; and (v) other stock or cash awards, subject to the share limits set forth in the LTIP.  All shares issued under the LTIP reference the Corporation's Class B common stock; no Class A shares may be issued pursuant to the LTIP.  These varied award types will enable the Compensation Committee to tailor awards in light of evolving compensation strategies, as well as the accounting, tax and other standards applicable at the time of grant.

Highlights of Key Governance Practices Under the LTIP

The Board believes that the LTIP is consistent with principles of good corporate governance.  The LTIP includes the following practices and provisions:

No "evergreen" feature.  The LTIP has a fixed number of shares available for grant that will not automatically increase because of an "evergreen" feature.

Minimum vesting requirement.  Under the LTIP, one-year minimum vesting requirements will apply to at least 95% of the shares that may be granted subject to any type of award.

No discounted options or SARs.  Under the LTIP, option or SAR exercise prices must be at least 100% of fair market value on the date an option or SAR is granted.

No repricings or cash buyouts.  The LTIP includes a blanket prohibition against repricing, including a prohibition of cash buyouts of out-of-the-money options or SARs granted under the LTIP without stockholder approval, other than in connection with adjustments made due to certain corporate transactions.

No liberal share "recycling."  The LTIP includes a prohibition against re-granting shares (i) subject to an option or a stock-settled SAR that were not issued upon the net settlement or net exercise of such option or SAR; (ii) delivered to, or withheld by, the Corporation to pay the exercise price or the withholding taxes due with respect to an option or SAR; (iii) withheld by the Corporation to cover taxes incurred in connection with other stock-settled awards; or (iv) repurchased in the open market with the proceeds of an option exercise.

A "double trigger" change of control provision.  The LTIP requires that participants must experience a termination of employment without cause, as designed in the LTIP, within two years following the change of control for an award to vest as a result of a change of control of the Corporation (unless, in connection with the change of control, the Corporation's successor refuses to assume or substitute outstanding awards).

No liberal definition of change of control.  The LTIP defines a "change of control" of the Corporation to mean (i) a person acquiring ownership of more than 50% of the total fair market value or total voting power of the Class A common stock; (ii) a person acquiring at least 40% of the total gross fair market value of the Corporation's assets, (iii) a person acquiring ownership of 30% or more of the total voting power of the Class A common stock; or (iv) specified changes in the majority of the Board (not including the election of directors whose election or nomination was approved by a majority of the then incumbent Board).  A change of control shall not apply with respect to the assumption or reallocation of Class A common stock among the Shapiro family or related entities.

Cap on awards.  The maximum number of shares that may be awarded to a participant in a fiscal year is limited.

Administration by an independent committee.  The LTIP is administered by the Compensation Committee, which is comprised entirely of independent directors.

Determination of Authorized Shares.  In setting the proposed number of authorized shares under the LTIP at 1,000,000, the Board and the Compensation Committee considered the shares available, historical practice, and dilution impact.  As of March 20, 2017, the proposed reserve of 1,000,000 shares of Class B common stock under the LTIP represents approximately 6.6% of the Corporation's issued and outstanding shares of Class B common stock, including restricted shares not yet vested.

The Board also considered the shareholder value transfer and dilution policies of our institutional investors and major proxy advisory firms.

Summary of the LTIP
Administration.  The LTIP is administered by the Compensation Committee.  The Compensation Committee has full power and discretionary authority to construe and interpret the LTIP and any agreement or instrument entered into pursuant to the LTIP, including designating participants and determining the type and size of awards; amending any outstanding awards and any instruments or agreements relating to an award; correcting any defect, supplying any omission, or reconciling any inconsistency in the LTIP, any award or any instrument or agreement relating to an Award; and making any and all factual and legal determinations which it determines to be necessary or advisable for LTIP administration.

Eligibility.  Eligibility is limited to employees, outside directors or consultants of the Corporation and its subsidiaries.

Shares Reserved for Issuance; Limits.  A total of 1,000,000 shares of common stock will be reserved for issuance under the LTIP pending shareholder approval thereof.  The LTIP contains the following additional limits:

No more than an aggregate of 1,000,000 Class B shares may be issued as incentive stock options.

The maximum number of shares subject to restricted stock or units that may be granted to an employee or a consultant during any one calendar year is 200,000.

The maximum number of shares subject to performance shares or units that may be granted to an employee or a consultant during any one calendar year is 200,000.

The maximum number of shares subject to either options or SARs that may be granted to an employee or a consultant during any one calendar year is 200,000.

The maximum amount of cash-denominated other awards that may be granted to an employee or a consultant during any one calendar year is $2,000,000.

The maximum number of shares subject to share-denominated other awards that may be granted to an employee or a consultant during any one calendar year is 500,000.

The maximum grant date fair market value of any awards that may be granted to an outside director in any calendar year is $500,000.

Grant of Awards.  Award agreements will set forth the specific terms of the award, including vesting schedules and applicable performance goals, if any.  The following is a brief description of the various types of awards that may be issued under the LTIP:

Stock Options.  A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time.  Under the LTIP, the Compensation Committee fixes the term of the options, which term may not exceed ten years from the date of grant.  The Compensation Committee may grant either incentive stock options or nonqualified stock options.  As described below, incentive stock options entitle the participant, but not the Corporation, to preferential tax treatment.  The Compensation Committee determines the rules and procedures for exercising options.  The exercise price may be paid in cash, common stock, a combination of cash and common stock, through net settlement (meaning the Corporation withholds common stock otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including a cashless exercise procedure whereby vested common stock covered by the option is sold by a broker and a portion of the sale proceeds are delivered to the Corporation to pay the exercise price.  The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of the Corporation's Class B common stock on the date of grant.  Except in connection with a corporate transaction involving the Corporation, the exercise price of outstanding options or SARs may not be reduced without shareholder approval, and no option or SAR may be canceled in exchange for cash, options or SARs with a lower exercise price, or other awards.

Stock Appreciation Rights.  SARs are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of common stock for which the SARs is exercised over the grant price.  The grant price cannot be less than 100% of the fair market value of the Corporation's common stock on the date of grant.  Payment to the participant on exercise may be made in cash or common stock, as determined by the Compensation Committee on or following the date of grant.  The Compensation Committee fixes the term of the SARs, which term may not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units.  Restricted stock is an award of shares where the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions and terms as determined by the Compensation Committee.   Restricted stock units entitle a participant to receive one or more shares of common stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee.  The Compensation Committee determines whether restricted share units will be settled through the delivery of common stock, cash of equivalent value, or a combination of common stock and cash.  The Compensation Committee will determine whether participants holding shares of restricted stock or restricted stock units are entitled to receive dividends and other distributions.

Performance Shares or Performance Units.  Performance Shares entitle a participant to receive a target number of shares of common stock (or a cash equivalent) if specified performance targets are achieved during a specified performance period.  Performance units entitle a participant to receive a target number of shares (or a cash equivalent) if specified performance targets are achieved during a specified performance period.  Actual payments to participants may be more or less than the specified target number of common stock depending on the achievement of the performance targets during the performance period.  The performance targets and performance period are determined by the Compensation Committee and set forth in the applicable award agreement. The Compensation Committee will determine whether participants holding performance shares or performance units are entitled to receive dividends and other distributions.  In no event will dividends be paid currently with respect to unearned performance awards.

Other Awards.  The Compensation Committee also may grant other forms of awards that generally are based on the value of common stock.  These other awards may provide for cash payments based in whole or in part on the value or future value of common stock, may provide for the future delivery of common stock to the participant, or may provide for a combination of cash payments and future delivery of common stock.

Section 162(m).  The Compensation Committee may determine whether any award is a "performance-based" award for purposes of Section 162(m) of the Code.  Any awards designated to be "performance-based compensation" will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant.  The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue; (e) gross profit or gross profit growth; (f) net operating profit (before or after taxes); (g) return on assets, capital, invested capital, equity, or sales; (h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (i) earnings before or after taxes, interest, depreciation and/or amortization; (j) gross or operating margins; (k) improvements in capital structure; (l) budget and expense management; (m) productivity ratios; (n) economic value added or other value added measurements; (o) share price (including, but not limited to, growth measures and total shareholder return); (p) expense targets; (q) margins; (r) operating efficiency; (s) working capital targets; (t) enterprise value; (u) safety record; (v) completion of acquisitions or business expansion; and; (w) combined ratio, in each case, unless otherwise specified by the Compensation Committee determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Corporation-wide or related to a subsidiary, division or business unit.  Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time.  Further, performance goals may be measured in terms of Corporation performance (or performance of the applicable subsidiary, division or business unit) or measured relative to selected peer companies or a market index.

The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)).  Each participant will be assigned a target number of shares of common stock or cash value payable if target performance goals are achieved.  The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period.  If a participant's performance exceeds target performance goals, the number of common stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above.  In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Adjustment or Changes in Capitalization.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, extraordinary cash dividend, stock split, reverse stock split, spin-off, spilt-off or similar transaction or other change in corporate structure affecting the common stock, adjustments and other substitutions will be made to the LTIP and to awards as the Compensation Committee deems appropriate, including adjustments in the aggregate number, class and kind of securities that may be delivered, in the aggregate or to any participant, in the number, class, kind and option or exercise price of securities subject to outstanding awards as the Compensation Committee may determine to be appropriate; provided, however, that the number of shares of common stock subject to any award will always be a whole number and further provided that in no event may any change be made to an incentive stock option which would constitute a modification within the meaning of Section 424(h)(3) of the Code.  Notwithstanding anything in the LTIP to the contrary, an adjustment may not be made in a manner that would result in adverse tax consequences under Section 409A of the Code.

Termination of Service.  The Compensation Committee will specify, at or after the time of grant of an award, the effect, if any, that a participant's termination of service or the participant's death or disability will have on the vesting, exercisability, settlement or lapse of restrictions applicable to an award.  The treatment may be specified in the award agreement or determined at a subsequent time.

Change of Control.  If a participant is terminated without "cause" or resigns for "good reason", as defined in the LTIP, within two years following a change of control of the Corporation, his or her awards will vest.  If the Corporation's successor in a change of control refuses to assume awards outstanding under the LTIP or to provide substitute awards of equivalent value, outstanding awards under the LTIP will vest immediately prior to the change of control unless the Board determines otherwise.  Not all outstanding awards need be treated similarly upon a change of control of the Corporation.

Amendment and Termination of the LTIP.  The Board reserves the right to amend, modify or terminate the LTIP at any time.  However, no such amendment, modification or termination may adversely affect outstanding awards under the LTIP in any material way without consent.

Non-Assignability.  Awards under the LTIP are not assignable or transferable, other than by will or by the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order, as the case may be.

Recoupment.  All awards granted under the LTIP, any payments made under the LTIP and any gains realized upon exercise or settlement of an award shall be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or any Corporation policy as enacted, adopted or modified from time to time.

Shareholder Rights.  A participant will have no rights as a shareholder with respect to common stock covered by an award until the date the participant or his nominee becomes the holder of record of such common stock.

Certain Federal Income Tax Considerations
The following is a brief description of the U.S. federal income tax consequences generally arising with respect to certain awards that may be granted under the LTIP based on current tax laws.  The summary does not include any state, local or foreign tax laws.  This discussion is intended for the information of shareholders considering how to vote with respect to the proposal to approve the LTIP.

Nonqualified Stock Options and Stock Appreciation Rights.  A participant will not recognize taxable income upon the grant of a nonqualified stock option or SAR.  The participant generally will recognize ordinary income upon exercise, in an amount equal to the excess of the fair market value of the common stock received at the time of exercise (including any common stock withheld by the Corporation to satisfy tax withholding obligations) over the exercise price.

Incentive Stock Options.  A participant will not recognize taxable income when an incentive stock option is granted or exercised.  However, the excess of the fair market value of the covered common stock over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes.  If the participant exercises the option and holds the acquired common stock for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss.  If the participant sells the acquired common stock before the end of the two-year and one-year holding periods, the participant generally will recognize ordinary income at the time of sale equal to the fair market value of the common stock on the exercise date (or the sale price, if less) minus the exercise price of the option.  Any additional gain will be capital gain, long-term if the shares are held for more than one year.

Restricted Stock and Performance Shares.  A participant who receives an award of restricted stock or performance shares does not generally recognize taxable income upon the grant of the award.  Instead, the participant recognizes ordinary income in the first taxable year in which the participant's interest in the shares becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture.  The amount of taxable income is equal to the fair market value of the shares.  A participant may elect to recognize income at the time of the grant of restricted stock in an amount equal to the fair market value of the restricted stock on the date of the award. The Corporation generally will be entitled to a corresponding deduction in the taxable year in which the restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Restricted Stock Units and Performance Units.  A participant will not recognize taxable income upon the grant of restricted stock units or performance units.  The participant will recognize ordinary income at the time the common stock (or cash) is delivered equal to the fair market value of the shares (or cash) received.  Any subsequent gain or loss will be long-term capital gain or loss, if the common stock have been held for more than one year.

Tax Effect for the Corporation.  The Corporation generally will receive a deduction for any ordinary income recognized by a participant with respect to an award.  However, special rules limit the deductibility of compensation paid to the named executive officers (other than the Chief Financial Officer (the "CFO")).  Under Section 162(m) of the Code, the annual compensation paid to these executive officers may not be deductible to the extent it exceeds $1,000,000.  The Corporation may preserve the deductibility of compensation over $1,000,000 if certain conditions are met.  These conditions include shareholder approval of the LTIP, setting limits on the number of common stock that may be issued pursuant to awards, and, for awards other than options and SARs, establishing performance criteria that must be met before the award will be paid or vest.  As described above, the LTIP has been designed to permit the Compensation Committee to grant awards that qualify as "performance-based compensation" for purposes of Section 162(m) and to exclude these awards from the $1,000,000 calculation.  However, the Compensation Committee may, in its discretion, grant equity awards that will not qualify as "performance-based compensation" and thus may not be deductible.

New Plan Benefits
Future grants under the LTIP will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable.

The Board of Directors Recommends a Vote "FOR" the approval of the Baldwin & Lyons, Inc. Long-Term Incentive Plan.

Proposal #5 - Advisory Vote To Approve Executive Officer Compensation
Section 14A of the Exchange Act enables the Corporation's shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Corporation's named executive officers (the "say-on-pay" proposal), as disclosed in this Proxy Statement in accordance with the SEC's compensation disclosure rules. The Compensation Committee believes this affirms that the Corporation's shareholders support its approach to executive officer compensation, and no significant changes were made to this approach for 2016 as a result of the vote.
As described more fully in the "Executive Compensation Discussion and Analysis" section of this Proxy  Statement, and the tables and narrative discussions that follow, the Corporation evaluates executive officer compensation in several different ways, including market survey compensation data, periodically reviewing compensation information for peer companies and receiving advice and recommendations from the Chief Executive Officer (for the other executive officers) and the Compensation Committee.  This careful evaluation ensures that the Corporation's executive officer compensation is competitive yet closely tied to both the Corporation's and each executive officer's performance.
The Board recognizes that there is considerable public discussion regarding appropriate approaches to compensation.  However, the Board believes that the Corporation's executive officer compensation policies are balanced, appropriately focused on pay for performance principles, strongly aligned with the long-term interests of the Corporation's shareholders, and enable the Corporation to attract and retain strong and experienced senior executives.

The Board is seeking your approval of the compensation of the Corporation's NEOs as described in this Proxy Statement.  This say-on-pay proposal gives you the opportunity to express your views on the Corporation's executive officer compensation practices.  This say-on-pay vote is not intended to approve any specific item of compensation but rather the overall compensation of the Corporation's NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board recommends that the Corporation's Class A shareholders vote "FOR" the following resolution at the annual meeting:
"RESOLVED, that the Corporation's shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Corporation's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosures."
Because your vote is advisory, it will not be binding upon the Corporation, the Compensation Committee or the Board of Directors. While the Compensation Committee will consider the outcome of the vote when making future executive officer compensation decisions, the Committee will make its final decision based on what it considers to be the best interests for the Corporation.
The Board of Directors recommends A vote "FOR" the approval of the Corporation's executive officer compensation.

Proposal #6 – Advisory Vote on the Frequency of Future Shareholder Votes to Approve the Corporation's Executive Officer Compensation

Section 14A of the Exchange Act also enables the Corporation's shareholders to indicate how frequently the Corporation should hold future say-on-pay votes. By voting on this Proposal #6, shareholders may indicate whether they would prefer future say-on-pay votes be held once every year, every two years or every three years.
The Corporation is required to hold this say-on-pay frequency vote at least once every six calendar years. When the Corporation conducted its last say-on-pay frequency vote at its 2011 Annual Meeting of Shareholders, its shareholders expressed a strong preference to conduct say-on-pay votes on an annual basis. Consistent with that preference, since that time, the Corporation has continued to hold its say-on-pay vote annually. The Board has not observed any reason why the previously-expressed shareholder preference should not continue to govern and notes that market practice is for annual say-on-pay votes. The Board also believes that holding a vote every year allows the Corporation's shareholders to provide timely input on the Corporation's executive compensation philosophy, policies and practices and is consistent with the Corporation's policy of seeking input from, and engaging in discussions with, its shareholders on executive compensation and corporate governance matters. The Board also believes that an annual compensation vote will eliminate any confusion as to the implications of the vote or whether the vote is referencing the current compensation year or some previous year.  As a result, the Board has determined to recommend that shareholders vote in favor of holding future say-on-pay votes on an annual basis.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting. The option of one year, two years, or three years that receives the highest number of votes cast by shareholders will be considered the shareholders' preferred frequency for the say-on-pay vote. However, because this vote is advisory and not binding on the Board of Directors or the Corporation, the Board may decide that it is in the best interests of the Corporation and its shareholders to hold future say-on-pay votes more or less frequently than the option preferred by the Corporation's shareholders.
The Board of Directors recommends that you vote FOR future shareholder advisory votes to approve the Corporation's Executive Officer Compensation to be held every "ONE YEAR."
Shareholder Communication

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board Committee or individual directors.  Shareholders wishing to communicate with either the Board as a whole, a Board Committee or an individual member may do so by sending a written communication addressed to the Board of Directors of Baldwin & Lyons, Inc. or to the desired committee or to an individual director, c/o Corporate Secretary, Baldwin & Lyons, Inc., 111 Congressional Boulevard, Carmel, IN 46032 or by sending an electronic mail message to boardofdirectors@baldwinandlyons.com.  All communications will be compiled by the Secretary of the Corporation and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

Submission of Shareholder Proposals
In order to submit a shareholder proposal for inclusion in the Corporation's proxy statement for the 2018 Annual Meeting of Shareholders pursuant to Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporation's Secretary at the Corporation's principal office on or before December 8, 2017.  Such proposals also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in the Corporation's proxy materials if the shareholder would like the proposal to be so included.

In order to be considered at the 2018 Annual Meeting of Shareholders, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Corporation's Code of Bylaws. The Code of Bylaws provide that shareholders are required to give advance notice to the Corporation of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the Code of Bylaws provides that for a shareholder to nominate a person for election to the Board, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Corporation's Secretary. The Code of Bylaws also provides that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have been a shareholder of record at the time of giving notice to the Corporation, must be entitled to vote at the annual meeting of shareholders and must give timely written notice thereof to the Corporation's Secretary. In order to be timely, a shareholder's notice must be delivered to the Corporation's principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of shareholders. In the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

The specific requirements of these advance notice and eligibility provisions are set forth in Sections 3.5 and 3.6 of the Corporation's Code of Bylaws, a copy of which is available upon request. Such request and any shareholder proposals should be sent to our Secretary at our principal executive offices.
Certain Relationships and Related Transactions
The Corporation, through its insurance subsidiaries, has made investments in limited partnerships in which NV Capital Holdings II, LLC and affiliates ("NVCH") serve as general partner and/or investment manager.  Thomas Patrick, Arshad Zakaria, Nathan Shapiro and Steven Shapiro, along with family members, each own membership interests in NVCH.  There is no agreement that these individuals will act in concert with one another with respect to their membership interests in NVCH.  Messrs. Patrick, Zakaria, Nathan Shapiro and Steven Shapiro are current directors of the Corporation and Mr. Nathan Shapiro and Mr.  Steven Shapiro are both nominees for reelection as a director.  A total of $23,000,000 has been invested in limited partnerships managed by NVCH.  These investments had an aggregate market value of approximately $44,038,000 at December 31, 2016.  During 2016, Protective Insurance Company incurred an aggregate of $777,000 in management fees and no performance based fees for management of these limited partnerships.  The Corporation has been informed that the fee rates applied to its investment in partnerships managed by NVCH affiliates are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

Protective utilizes New Vernon Wealth Management, LLC and affiliates ("NVWM"), for management of portions of its fixed income and equity security portfolios with a total market value of approximately $41,706,000 at year end 2016 and for investment advisory services.   One-third of the membership interests of NVWM are held by NVCH, one-third are held by Mr. Steven Shapiro, along with family members, and one-third are held by Mr. Zakaria's family members. There is no agreement that these individuals will act in concert with one another with respect to their membership interests in NVWM.  Mr. Steven Shapiro also serves as NVWM's Manager, Vice President, and Chief Investment officer.  Fees paid to NVWM for the management of these portfolios and for advice and counseling on the Corporation's investment portfolios totaled $206,561 during 2016.  The Corporation has been informed that the fee rates applied to its investments managed by NVWM are lower than the fee rates charged to unaffiliated customers for similar investments.

Philip V. Moyles, Jr. is the Managing Principal, CEO and a director of Vanbridge Holdings LLC ("Vanbridge"), which is an insurance intermediary, capital advisor, and insurance and reinsurance management firm.  Mr. Moyles became a director of the Corporation in February 2016 and is a nominee for reelection as a director.  In 2015, the Corporation entered into a consulting agreement with Vanbridge pursuant to which the Corporation pays Vanbridge an annual consulting fee of $300,000. In addition, under the terms of an Agency Agreement entered into with Vanbridge in March 2016, Vanbridge serves as an insurance broker that places insurance business with the Corporation and earns commission on business placed with the Corporation.  In 2016, Vanbridge earned $418,910 in commission from business placed with the Corporation pursuant to the Agency Agreement.

John T. Pigott joined the Corporation as an employee in 2015 and in 2016 was appointed Vice President, Customer Service.  In 2016, Mr. John T. Pigott earned total compensation of $506,748.   Mr. Pigott is the son of John. A. Pigott, a director of the Corporation and a nominee for reelection as a director.

Pursuant to its written charter, the Audit Committee is responsible for the review, approval, and ratification of related person transactions. In accordance with the Audit Committee's policies and procedures related to the review of related person transactions, in determining whether to approve or ratify a transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction, and the expected benefits of the transaction to the Corporation.  No director is permitted to participate in any discussion or approval of any transaction in which he or she or any family member has a direct or indirect interest, except that the director is required to provide all material information concerning the transaction to the Audit Committee.

The Audit Committee has approved each of the transactions set forth above in accordance with its policies and procedures outlined above.

Code of Conduct

The Board of Directors has adopted a Code of Business Conduct, which is applicable to all directors, officers at the vice president level and above as well as certain other employees with control over accounting data.  The Code of Business Conduct is available on the Corporation's website at www.baldwinandlyons.com.

Other Matters

The Corporation knows of no other matters to be presented for action at the meeting.  If any other matters should properly come before the meeting, or any adjournment of the meeting, those matters will be acted on by the persons named as proxies in the accompanying Proxy.  The proxies will use their best judgment to vote the shares in the best interests of the Corporation.

The Annual Report on Form 10-K  for the year ended December 31, 2016 contains financial statements for the year ended December 31, 2016 and other information about the operations of the Corporation.  The Annual Report on Form 10-K is enclosed with this Proxy Statement but is not regarded as proxy soliciting material.  In addition, the Report of the Compensation and Employee Benefits Committee included in this Proxy Statement is not regarded as proxy soliciting material.

Each shareholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose.  Prompt response is helpful, and your cooperation will be appreciated.

April 7, 2017

By Order of the Board of
Directors

/s/ Jeremy F. Goldstein
Jeremy F. Goldstein
Senior Vice President and Secretary

Appendix A

BALDWIN & LYONS, INC. ANNUAL INCENTIVE PLAN

1. Background and Purpose.

1.1
Purpose.  The purpose of the Baldwin & Lyons, Inc. Annual Incentive Plan (the "Plan") is to (i) attract and retain superior employees by providing a competitive bonus program that rewards outstanding performance and (ii) motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain corporate, business unit and/or individual performance goals.

Awards under the Plan are intended to qualify as performance-based compensation deductible by the Company under the qualified performance-based compensation exception to Section 162(m) of the Code.

1.2
Effective Date. The Plan is effective as of February 13, 2017 (the "Effective Date"), subject to approval by the stockholders of the Company at the 2017 annual meeting of stockholders, and shall remain in effect until it has been terminated pursuant to Section 9.6.

2. Definitions. The following terms shall have the following meanings:

2.1	"Affiliate" means a Parent or any Related Entity.

2.2
"Award" means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 6.1.

2.3
"Base Salary" means the Participant's annualized rate of base salary on the last day of the Performance Period before (i) deductions for taxes or benefits and (ii) deferrals of compensation pursuant to any Company or Affiliate-sponsored plans.

2.4	"Board" means the Board of Directors of the Company, as constituted from time to time.

2.5
"Cause" means the termination of a Participant's employment or service with the Company in connection with a termination by the Company or an Affiliate for cause as defined in a then-effective written agreement between the Company, or an Affiliate and the Participant.  In the absence of such agreement or policy and definition, "cause" shall have the meaning set forth in the Company Long-Term Incentive Plan.

2.6	"Change in Control" shall have the meaning set forth in the Company Long-Term Incentive Plan.

2.7
"Code" means the Internal Revenue Code of 1986, as such is amended from time to time, including any applicable regulations, and any reference to a section of the Code shall include any successor provision of the Code.

2.8	"Committee" means the Compensation Committee, as appointed by the Board to administer the Plan pursuant to Section 3.1.
2.9	"Company" means Baldwin & Lyons, Inc., an Indiana corporation, and any successor thereto.
2.10	"Covered Employee" has the meaning set forth in Section 162(m)(3) of the Code.

2.11
"Determination Date" means the earlier of: (a) the 90th day of the Performance Period or (b) the date on which 25% of the Performance Period has elapsed. The Determination Date shall be a date on which the outcome of the Performance Goals is substantially uncertain.

2.12
"Disability" means, unless otherwise defined in an employment agreement between the Participant and the Company or an Affiliate, a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months, receiving income replacement benefits for at least three (3) months under an accident and health plan covering a Participant.  Notwithstanding the previous two sentences, with respect to an Award that is subject to Section 409A where the payment or settlement of the Award will accelerate upon termination of employment or service as a result of the Participant's Disability, solely for purposes of determining the timing of payment, no such termination will constitute a Disability for purposes of the Plan or any Award Document unless such event also constitutes a "disability" as defined under Section 409A.

2.13
"Maximum Award" means as to any Participant for any Plan Year $5,000,000.00. The Maximum Award limit shall be pro-rated for any Award payable with respect to a Performance Period that is shorter than one year.

2.14	"Negative Discretion" means the discretion of the Committee to reduce or eliminate the size of an Award in accordance with Section 6.1(c) of the Plan.
2.15
"Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if on the date of grant or an Award each corporation, other than the Company, owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.16
"Participant" means as to any Performance Period, the executive officers of the Company or an Affiliate and other employees of the Company (or an Affiliate/the employees of the Company or an Affiliate) who are designated by the Committee to participate in the Plan for that Performance Period.

2.17
"Performance Criteria" means, any of the general performance objectives, selected by the Committee from among the performance criteria set forth below, either individually, alternatively or in any combination, applied to the Company as a whole or any Subsidiary, business unit, division, segment, product line, or function or any combination of the foregoing, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, to determine whether the performance criteria established by the Committee has been achieved.  Performance Criteria, may include any of the following:

(a)	net earnings or net income (before or after taxes);
(b)	basic or diluted earnings per share (before or after taxes);
(c)	net revenues or net revenue growth;
(d)	gross revenue;
(e)	gross profit or gross profit growth;
(f)	net operating profit (before or after taxes);
(g)	return on assets, capital, invested capital, equity or sales;
(h)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(i)	earnings before or after taxes, interest, depreciation and/or amortization;
(j)	gross or operating margins;
(k)	improvements in capital structure;
(l)	budget and expense management;
(m)	productivity ratios;
(n)	economic value added or other value added measurements;
(o)	share price (including, but not limited to, growth measures and total shareholder return);
(p)	expense targets;
(q)	margins;
(r)	operating efficiency;
(s)	working capital targets;
(t)	enterprise value;
(u)	safety record;
(v)	completion of acquisitions or business expansion; and
(w)	combined ratio

2.18
"Performance Goals" means the goals selected by the Committee, in its discretion to be applicable to a Participant, or group of Participants, for any Performance Period.  Performance Goals shall be based upon one or more Performance Criteria.  Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Target Award will be paid and may also include a maximum level of performance above which no additional Award amount will be paid.

2.19	"Performance Period" means the period for which performance is calculated, which unless otherwise indicated by the Committee, shall be the Plan Year.
2.20	"Plan" means the Baldwin & Lyons, Inc. Annual Incentive Plan, as may be amended from time to time.
2.21	"Plan Year" means the Company's fiscal year, which commences on January 1 and ends on December 31. The first Plan Year commenced on January 1, 2017.
2.22
"Pro-rated Award" means an amount equal to the Award otherwise payable to the Participant for a Performance Period in which the Participant was actively employed by the Company or an Affiliate for only a portion thereof, multiplied by a fraction, the numerator of which is the number of days the Participant was actively employed by the Company or an Affiliate during the Performance Period and the denominator of which is the number of days in the Performance Period.

2.23
"Related Entity" means the corporation or other entity, other than the Company, to which the Participant primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, and ending with the corporation or other entity that has a controlling interest in the corporation or other entity to which the Participant primarily provides services on the date of grant of an Award.  For a corporation, a controlling interest means ownership of stock possessing at least fifty percent (50%) of total combined voting power of all classes of stock, or at least fifty percent (50%) of the total value of all classes of stock.  For a partnership or limited liability company, a controlling interest means ownership of at least fifty percent (50%) of the profits interest or capital interest of the entity.  In determining ownership, the rules of Treasury Regulation §§ 1.414(c)-3 and 1.414(c)-4 apply.

2.24	"Section 409A" means Section 409A of the Code.
2.25	"Shares" means the shares of the Company's Class B common stock.
2.26
"Target Award" means the target award payable under the Plan to a Participant for a particular Performance Period, expressed as either a percentage of the Participant's Base Salary or as a fixed amount of cash.

3. Administration.
3.1
Administration by the Committee. The Plan shall be administered by the Committee which shall consist of not less than two (2) members of the Board.  Each member of the Committee shall qualify as an "outside director" under Section 162(m) of the Code.  Members of the Committee shall be appointed by the Board.

3.2
Authority of the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the terms and conditions of any Award, including the size of the Award, payment terms, vesting conditions, Performance Criteria, Performance Goals and waiver of forfeiture restrictions; (iii) determine whether, to what extent, and under what circumstances Awards may be forfeited or suspended; (iv) construe, interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument or agreement relating to, or Award granted under, the Plan; (v) establish, amend, suspend, or waive any rules for the administration, interpretation and application of the Plan; (vi) determine the duration and purposes of leaves of absence that may be granted to a Participant without constituting termination of his or her employment or service for Plan purposes; (vii) authorize any person to execute, on behalf of the Company, any agreement or instrument required to carry out the Plan purposes; (viii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; and (ix) make any other determination, including factual or legal determinations, and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

3.3
Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons interested in the Plan or an Award.  The Committee shall consider such factors as it deems relevant to making its decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company or an Affiliate and such agents, attorneys, consultants and accountants as it may select.  The Committee's determinations under the Plan need not be the same for all persons.  A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful.

3.4
Delegation by the Committee. The Committee, in its sole discretion, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its responsibility to (i) make Awards to executive officers; (ii) make Awards which are intended to constitute qualified performance-based compensation under Section 162(m) of the Code; or (iii) certify the satisfaction of the Performance Goals pursuant to Section 6.1 in accordance with Section 162(m) of the Code.

3.5
Indemnification Rights. No member of the Committee or any person to whom authority was delegated in accordance with Section 3.4 above (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award (unless constituting fraud or a willful criminal act or omission).  Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person to the fullest extent permitted under Indiana law in the manner provided in the Company's by-laws as may be amended from time to time. In the performance of their responsibilities with respect to the Plan, such individuals shall be entitled to rely upon information and advice furnished by the Company's officers, agents, attorneys, consultants and accountants and any other party deemed necessary or appropriate, and no such individual shall be liable for any action taken or not taken in reliance upon any such advice.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which an Indemnifiable Person may be entitled, or any power that the Company may have to indemnify them or hold them harmless.

3.6
Construction and Interpretation.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, or any Award shall be within the sole and complete discretion of the Committee.

4. Eligibility and Participation.
4.1	Eligibility. Employees of the Company, a Parent and any Related Entity are eligible to participate in the Plan.

4.2
Participation. The Committee, in its discretion, shall select, no later than the Determination Date, the persons who shall be Participants for the Performance Period.  Only eligible individuals who are designated by the Committee to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period.  An individual who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.

4.3
New Hires; Newly Eligible Participants. A newly hired or newly eligible Participant will be eligible to receive a Pro-rated Award. The amount of any Award paid to such Participant shall not exceed that proportionate amount of the Maximum Award set forth in Section 2.13.

4.4
Leaves of Absence.  If a Participant is on a leave of absence for a portion of a Performance Period, the Participant will be eligible to receive a Pro-rated Award reflecting participation for the period during which he or she was actively employed and not any period when he or she was on leave.

5. Terms of Awards.
5.1
Determination of Target Awards.  Prior to, or reasonably promptly following the commencement of each Performance Period, but no later than the Determination Date, the Committee, in its discretion, shall establish the Target Award for each Participant or group of Participants, the payment of which shall be conditioned on the achievement of the Performance Goals for the Performance Period.

5.2
Determination of Performance Goals and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Performance Period, but no later than the Determination Date, the Committee, in its discretion, shall establish in writing the Performance Goals for the Performance Period and shall prescribe a formula for determining the percentage of the Target Award which may be payable based upon the level of attainment of the Performance Goals for the Performance Period.  The Performance Goals shall be based on one or more Performance Criteria, each of which may carry a different weight, and which may differ from Participant to Participant.  The Performance Goals may be set for a group of participants based on one of more Performance Criteria applied to the Company as a whole or any other subgroup as authorized in Section 2.17.

5.3
Adjustments. The Committee is authorized, in its discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period in connection with any one or more of the following events:

(a)	asset write-downs;
(b)	significant litigation or claim judgments or settlements;
(c)	the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results;
(d)	any reorganization and restructuring programs;
(e)
extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year or period;

(f)	acquisitions or divestitures;
(g)	any other specific unusual or nonrecurring events or objectively determinable category thereof;
(h)	foreign exchange gains and losses; and
(i)	a change in the Company's fiscal year.
No adjustment shall be made if the effect would be to cause an Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.
6. Payment of Awards.

6.1	Determination of Awards; Certification.

(a)
Following the completion of each Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved or exceeded.  If the minimum Performance Goals established by the Committee are not achieved, then no payment will be made.

(b)
To the extent that the Performance Goals are achieved, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code, the extent to which the Performance Goals applicable to each Participant, or group of Participants, have been achieved and shall then determine, in accordance with the prescribed formula, the amount of each Participant's Award.

(c)
In determining the amount of each Award, the Committee may reduce or eliminate the amount of an Award by applying Negative Discretion if, in its discretion, such reduction or elimination is appropriate.

(d)	In no event shall the amount of an Award for any Plan Year exceed the Maximum Award.
6.2
Form and Timing of Payment.  Except as otherwise provided herein, as soon as practicable following the Committee's certification pursuant to Section 6.1 for the applicable Performance Period, each Participant shall receive a lump sum payment of his or her Award, less required withholding.  In no event shall such payment be made later than 2 1/2 months following the end of the Performance Period.  Payment shall generally be made in cash, provided, however, that, at the discretion of the Committee, the Company may elect to satisfy such payment in Shares in lieu of cash, or in a combination of cash and Shares.  The issuance of any Shares shall be contingent on the availability of Shares under the Company Long-Term Incentive Plan (or such successor plan).

6.3
Employment Requirement. Except as otherwise provided in Section 7, no Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate on the date that Awards are paid.

6.4
Deferral of Awards. The Committee, in its discretion, may permit or require a Participant to defer the payment of an Award that would otherwise be paid under the Plan.  Any deferral election shall be subject to such rules and procedures as shall be determined by the Committee in its discretion.

7. Termination of Employment.
7.1
Employment Requirement. Except as otherwise provided in Section 7.2 if a Participant's employment terminates for any reason prior to the date that Awards are paid, all of the Participant's rights to an Award for the Performance Period shall be forfeited. However, if a Participant's employment is terminated without Cause during a Performance Period, the Participant will be paid a Pro-rated Award if required under the terms of an Award Agreement or other written agreement between the Company and the Participant.    In addition, the Committee, in its discretion, may pay a Pro-rated Award, subject to the Committee's certification that the Participant's Performance Goals for the Performance Period have been met. Such Pro-rated Award will be paid at the same time and in the same manner as Awards are paid to other Participants. Notwithstanding the foregoing, if a Participant's employment is terminated for Cause, the Participant shall in all cases forfeit any Award not already paid.

7.2
Termination of Employment Due to Death or Disability. If a Participant's employment is terminated by reason of his or her death or Disability during a Performance Period, the Participant or his or her beneficiary will be paid a Pro-rated Award.  If a Participant's employment is terminated by reason of his or her death or Disability following a Performance Period but before the date that Awards are paid, the Participant or his or her beneficiary will be paid the Award that would otherwise be payable if the Participant remained employed through the date that Awards are paid.  In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines that the Participant is Disabled. Payment of such Award or Pro-rated Award, as applicable will be made at the same time and in the same manner as Awards are paid to other Participants.

8. Change in Control.
If a Change in Control occurs during a Performance Period, Awards under the Plan will be calculated based on the Company's performance as of the date of the Change in Control. Awards paid in connection with a Change in Control will be paid no later than 2 1/2 months following the date of the Change in Control.

9. General Provisions.
9.1
Compliance with Legal Requirements.  The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

9.2
Non-transferability.  A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan may not be assigned, pledged, or transferred, except in the event of the Participant's death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution.

9.3
No Right to Employment.  Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.

9.4
No Right to Award.  Unless otherwise expressly set forth in an employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award under the Plan until such Award has been paid to such Participant and participation in the Plan in one Performance Period does not connote any right to become a Participant in the Plan in any future Performance Period.

9.5
Withholding.  The Company shall have the right to withhold from any Award, any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.

9.6
Amendment or Termination of the Plan.  The Board or the Committee may, at any time, amend, suspend or terminate the Plan in whole or in part; provided, that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Section 162(m) of the Code shall be effective unless approved by the requisite vote of the shareholders of the Company.  Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant to Awards allocated prior to such amendment, suspension or termination.

9.7
Unfunded Status.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.  The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

9.8	Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of Indiana without regard to conflicts of law.
9.9
Beneficiaries. To the extent that the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company's practices.  If no such beneficiary has been designated or survives the Participant, payment shall be made by will or the laws of descent or distribution.

9.10
Section 162(m) of the Code; Bifurcation of the Plan.  It is the intent of the Company that the Plan and the Awards made to Participants who are or may become persons whose compensation is subject to Section 162(m) of the Code satisfy any applicable requirements to be treated as qualified performance-based compensation under Section 162(m) of the Code. The provisions of the Plan may at any time be bifurcated by the Board or the Committee so that certain provisions of the Plan or any Award intended to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to Section 162(m) of the Code.

9.11
Section 409A of the Code. It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan: (i) no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such Participant until such Participant's termination of employment or service constitutes a "separation from service" under Section 409A of the Code; and (ii) to the extent required in order to comply with Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier).  In addition, for Plan purposes, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.  A Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

9.12	Expenses. All costs and expenses in connection with the administration of the Plan shall be paid by the Company.
9.13	Section Headings. The headings of the Plan have been inserted for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such headings, shall control.

9.14
Severability.  In the event that any provision of the Plan shall be considered illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.

9.15
Gender and Number.  Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural shall include the singular, and the singular shall include the plural.

9.16	Non-exclusive. Nothing in the Plan shall limit the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.
9.17
Notice.  Any notice to be given to the Company or the Committee pursuant to the provisions of the Plan shall be in writing and directed to the Secretary of the Company at 111 Congressional Blvd, Suite 500; Carmel, IN 46032.

9.18
Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.

9.19
Recoupment. Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan and any payments made under the Plan shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.  This Section 9.19 is in addition to, and not in lieu of, any and all other rights of the Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

Appendix B
BALDWIN & LYONS, INC. LONG-TERM INCENTIVE PLAN

Article 1.        Establishment, Purpose and Duration
                                1.1.    Establishment of the Plan.  Baldwin & Lyons, Inc. hereby establishes the Baldwin & Lyons, Inc. Long-Term Incentive Plan (the "Plan").  Except as otherwise indicated, capitalized terms are defined in Article 16 below.

                                1.2.    Purposes of the Plan. The purposes of the Plan are to (i) attract, retain and motivate key employees, directors, consultants, and independent contractors; (ii) compensate them for their contributions to the growth and profitability of the Company; (iii) to encourage ownership of Shares in order to align their interests with those of shareholders; and (iv) promote the sustained long-term performance of the Company and the creation of shareholder value.  The Plan seeks to achieve these purposes by providing for discretionary long term incentive Awards in the form of Options, Restricted Stock, Restricted Stock Units, SARs, Performance Units, Performance Shares and other stock or cash awards.

                                1.3.    Prior Plan. The Plan replaces the Prior Plan.  No Awards will be granted under the Prior Plan on or after the Effective Date, but the Prior Plan will remain in effect with respect to outstanding awards granted prior to the Effective Date.

                                1.4.    Duration of the Plan.  The Plan shall be effective on the Effective Date.  The Plan shall terminate on the day before the tenth anniversary of the Effective Date and may be terminated earlier pursuant to Article 12.  Any Awards that are outstanding upon termination of the Plan shall remain in force and effect in accordance with the terms of the Plan and any applicable Award Agreement.

Article 2.        Administration
                                2.1.    The Committee. The Plan shall be administered by the Committee.  The Committee shall be comprised solely of Directors who are: (a) "non-employee directors" as contemplated by Rule 16b-3 under the Exchange Act; and (b) "outside directors" as contemplated by Section 162(m) of the Code.

                                2.2.    Authority of the Committee.  Subject to the terms and conditions of the Plan, the Committee shall have full power and discretionary authority to:
                        (a)        designate the Participants;
                        (b)        determine the size and types of Awards;
                        (c)        approve forms of Award Agreements for use under the Plan;
                        (d)        determine the terms and conditions of each Award, including without limitation, and to the extent applicable, the Exercise Price, the Exercise Period, vesting conditions, Performance Goals, Performance Periods, any vesting acceleration, waiver of forfeiture restrictions, and any other term or condition regarding any Award or its related Shares (including subjecting the Award or its related Shares to compliance with restrictive covenants);

                        (e)        construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan;
                        (f)        establish, amend or waive rules and regulations for the Plan's administration;
                        (g)        amend the terms and conditions of any outstanding Award and any instrument or agreement relating to an Award (subject to the provisions of Article 12);
                        (h)        delay issuance of Shares or suspend a Participant's right to exercise an Award as deemed necessary to comply with applicable laws;
                        (i)        determine the duration and purposes of leaves of absence that may be granted to a Participant without constituting termination of his or her employment or service for Plan purposes;
                        (j)        authorize any person to execute, on behalf of the Company, any agreement or instrument required to carry out the Plan purposes;
                        (k)        correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; and
                        (l)        make any and all determinations which it determines to be necessary or advisable for the Plan administration.

                                2.3.    Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Shares are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.  Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company, a Parent or any Related Entity the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, "covered employees" for purposes of Section 162(m) of the Code.

                                2.4.    Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons interested in the Plan or an Award.  The Committee shall consider such factors as it deems relevant to making its decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, officer or employee of the Company, a Parent or any Related Entity and such agents, attorneys, consultants and accountants as it may select.  The Committee's determinations under the Plan need not be the same for all persons.  A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful.
                                2.5.    Indemnification.  No member of the Committee, the Board or any person to whom authority was delegated in accordance with Section 2.3 above (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award (unless constituting fraud or a willful criminal act or omission).  Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person to the fullest extent permitted by Indiana law, in the manner provided in the Company's by-laws as may be amended from time to time. In the performance of their responsibilities with respect to the Plan, such individuals shall be entitled to rely upon information and advice furnished by the Company's officers, agents, attorneys, consultants and accountants and any other party deemed necessary or appropriate, and no such individual shall be liable for any action taken or not taken in reliance upon any such advice.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which an Indemnifiable Person may be entitled, or any power that the Company may have to indemnify them or hold them harmless.

                                2.6.    Construction and Interpretation.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole and complete discretion of the Committee.

                                2.7.    Action by the Board.  Notwithstanding anything in the Plan to the contrary, any authority or responsibility, which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

Article 3.        Shares Subject to the Plan
                                3.1.    Number of Shares. Subject to adjustments as provided in Section 3.3 below, the maximum aggregate number of Shares that may be issued for all purposes under this Plan shall be 1,000,000 Shares.  Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Class B Common Stock, treasury Shares or Shares reacquired by the Company in any manner, or a combination thereof.

                                3.2.    Share Counting. The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award.  Notwithstanding anything in the Plan to the contrary, Shares subject to an Award will again be available for grant and issuance pursuant to the Plan to the extent the relevant Awards: (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, (b) are settled in cash in lieu of Shares, or (c) are surrendered pursuant to an Exchange Program. Shares subject to an Award may not again be made available for grant and issuance pursuant to the Plan if such Shares are: (w) subject to an Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (x) delivered to, or withheld by, the Company to pay the Exercise Price or the withholding taxes due with respect to an Option or SAR, (y) withheld by the Company to cover taxes incurred in connection with other stock-settled Awards, or (z) repurchased on the open market with the proceeds of an Option exercise. In addition, to the extent not prohibited by applicable law, rule or regulation, Shares delivered or deliverable in connection with any Substitute Award shall not reduce the number of Shares authorized for grant pursuant to Section 3.1 above.

                                3.3.    Adjustments in Authorized Shares and Awards. In the event of any merger, amalgamation, reorganization, consolidation, recapitalization, stock dividend, bonus issues, extraordinary cash dividend, stock split, reverse stock split, share consolidation or subdivision, spin-off, spilt-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered, in the aggregate or to any Participant, in the number, class, kind and option or Exercise Price of securities subject to outstanding Awards as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an ISO which would constitute a modification within the meaning of Section 424(h)(3) of the Code.  Moreover, notwithstanding anything in the Plan to the contrary, an adjustment to an Award may not be made in a manner that would result in adverse tax consequences under Section 409A.

Article 4.        Eligibility
                                The Committee may select any Employee, Outside Director or Consultant to receive an Award; provided, however, that ISOs shall only be granted to Employees in accordance with Section 422 of the Code.

Article 5.        Restricted Stock Units and Restricted Stock
                                5.1.    Award of Restricted Stock Units and Restricted Stock. The Committee may grant Restricted Stock Units and Restricted Stock to an Employee, Outside Director or Consultant with such terms and provisions that the Committee shall determine.

                                5.2.    Terms of Restricted Stock Units and Restricted Stock.  Each Award of RSUs and Restricted Stock shall be subject to an Award Agreement that shall set forth (a) the number or a formula for determining the number of Shares subject to the Award, (b) the terms and conditions regarding the grant, vesting and forfeiture of the RSUs and Restricted Stock and (c) such other terms and conditions as may be appropriate.

                                5.3.    Vesting Conditions. The Committee shall determine the vesting schedule for each Award of RSUs and Restricted Stock.  Vesting shall occur, in full or in installments, upon satisfaction of the terms and conditions specified in the Award Agreement.  The Committee shall have the right to make the vesting of RSUs and Restricted Stock subject to the continued employment or service of a Participant, passage of time or such performance criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and personal performance evaluations.

                                5.4.    Settlement of Restricted Stock Units; Lapse of Restrictions on Restricted Stock.  Earned RSUs and Restricted Stock shall be settled in a lump sum or in installments on or after the date(s) set forth in the Award Agreement.  The Committee may settle earned RSUs in cash, Shares, or a combination of both.  Distribution may occur or commence when the vesting conditions applicable to a RSU have been satisfied or, if the Committee so provides in an Award Agreement, it may be deferred in accordance with applicable law, to a later date.  The Committee may also permit a Participant to defer payment of Shares related to a RSU provided that the terms of the RSU and any deferral satisfy the requirements of applicable law and the deferral is pursuant to a deferred compensation plan offered by the Company or a Subsidiary.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

Article 6.        Performance Units and Performance Shares
                                6.1.    Award of Performance Units and Performance Shares. The Committee may grant Performance Units and Performance Shares to an Employee, Outside Director or Consultant with such terms and provisions that the Committee shall determine.

                                6.2.    Terms of Performance Units and Performance Shares. Each Award of Performance Units and Performance Shares shall be subject to an Award Agreement that shall set forth (a) the number of Performance Units and Performance Shares granted or a formula for determining the number of Performance Units and Performance Shares subject to the Award, (b) the initial value (if applicable) of the Performance Units and Performance Shares, (c) the Performance Goals and level of attainment that shall determine the number of Performance Units and Performance Shares to be paid out, (d) such terms and conditions regarding the grant, vesting and forfeiture of the Performance Units and Performance Shares and (e) such other terms and conditions as may be appropriate.

                                6.3.    Earning of Performance Units and Performance Shares.  After completion of an applicable Performance Period, the holder of Performance Units and Performance Shares shall be entitled to receive a payout with respect to the Performance Units and Performance Shares earned by the Participant over the Performance Period.  Payment shall be determined by the Committee based on the extent to which the Performance Goals have been achieved and together with the satisfaction of any other terms and conditions set forth in the Plan and the applicable Award Agreement.  No payment shall be made with respect to a Performance Unit and Performance Shares prior to certification by the Committee that the Performance Goals have been achieved.

                                6.4.    Settlement of Performance Units and Performance Shares.  Earned Performance Units and Performance Shares shall be settled in a lump sum or in installments after the date(s) set forth in the Award Agreement.  The Committee may settle earned Performance Units and Performance Shares in cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units and Performance Shares.  Distribution may occur or commence after completion of the applicable Performance Period and the satisfaction of any applicable vesting conditions or, if the Committee so provides in an Award Agreement, it may be deferred, in accordance with applicable law, to a later date.  The Committee may also permit a Participant to defer settlement of Shares related to a Performance Unit and Performance Shares to a date or dates after the Performance Unit and Performance Shares is earned provided that the terms of the Performance Unit and Performance Shares and any deferral satisfy the requirements of applicable law and the deferral is pursuant to a deferred compensation plan offered by the Company, a Parent or any Related Entity.

Article 7.        Stock Options and Stock Appreciation Rights
                                7.1.    Award of Options and SARs. The Committee may grant Options, SARs or both, to an Employee, Outside Director or Consultant with such terms and provisions that the Committee shall determine.

                                7.2.    Terms of Options and SARs. Each Award of Options or SARs shall be subject to an Award Agreement that shall set forth (a) the term or duration of the Options or SARs, (b) the number of Shares subject to the Options or SARs, (c) the Exercise Price, (d) the Exercise Period and (e) such other terms and conditions as may be appropriate.  The Committee may grant Options in the form of ISOs, NQSOs or a combination thereof.  Each Award Agreement also shall specify whether the Options are intended to be an ISO or a NQSO.

                                7.3.    Duration of Options and SARs.  Each Option or SAR shall expire at such time as the Committee shall determine at the time the Award is granted; provided, however, that no Option or SAR shall be exercisable later than the tenth (10th) anniversary of its date of grant.

                                7.4.    Exercise of and Payment for Options and SARs. Options and SARs shall be exercisable at such times and be subject to such terms and conditions as the Committee shall approve, which need not be the same for each Award or for each Participant. Options and SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designated agent, setting forth the number of Shares to be exercised with respect to the Options or SARs, and, in the case of Options, accompanied by full payment for the Shares.
                                The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) by tendering, either by actual or constructive delivery, previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by net Share settlement or similar procedure involving the cancellation of a portion of the Option representing Shares with an aggregate Fair Market Value at the time of exercise equal to the Exercise Price or (d) by any combination thereof. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, the Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.
                                As soon as practicable after receipt of a written notification of exercise of an Option and provisions for full payment for an Option, the Company shall issue to the Participant an appropriate number of Shares based upon the number of Shares purchased under the Option.
                                Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of: (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price of the SAR, multiplied by (b) the number of Shares with respect to which the SAR is exercised.  At the discretion of the Committee, payment upon the exercise of a SAR may be in cash, in Shares of equivalent value or in a combination thereof.  The Committee's determination regarding the form of SAR payout shall be set forth in an applicable Award Agreement.

                                7.5.    Automatic Exercise.  The Committee may provide that, in the event that (i) an Option or SAR is not exercised or settled by the last day of the Exercise Period, (ii) the Participant is legally precluded from otherwise exercising such Option or SAR before the last day of the Exercise Period due to legal restrictions or Company policy (including policies on trading in Shares), and (iii) the Exercise Price of such Option or SAR is below the Fair Market Value of a Share on the last day of the Exercise Period, as determined by the Committee, then the Option or SAR may be deemed exercised on such date, with no action required on the part of the Participant, with a spread equal to the Fair Market Value of the Shares subject to the Award on such date minus the Exercise Price for those Shares.  The resulting proceeds net of any required tax withholding and any applicable costs shall be paid to the Participant or the Participant's legal representative.

                                7.6.    Restrictions on Repricing, Repurchases, and Discounts. Other than in connection with a transaction described in Section 3.3, without shareholder approval, (i) the Exercise Price of an Option or SAR may not be reduced, directly or indirectly, after the grant of the Award; (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR; and (iii) the Company may not repurchase an Option or SAR for value (in cash, substitutions, cash buyouts, or otherwise) at any time when the Exercise Price of a Stock Option or SAR is above the Fair Market Value of a Share.  In no event shall the Exercise Price of an Option or the grant price per Share of a SAR be less than 100% of the Fair Market Value of a Share on the date of grant; provided, however that the Exercise Price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A and may be less than 100% of the Fair Market Value.

                                7.7    Incentive Stock Options. The Exercise Price of an ISO shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the Exercise Price be less than the minimum Exercise Price specified in Section 7.6.  No ISO may be issued to any individual who, at the time the ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the Exercise Price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Shares subject to such ISO and (ii) the ISO is not exercisable more than five years from the date of grant thereof.  No Participant shall be granted any ISO which would result in such Participant receiving a grant of ISO that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year.  Any grants in excess of this limit shall be treated as NQSOs. No ISO may be granted under the Plan after the tenth anniversary of the Effective Date.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

Article 8.        Other Awards
                                Subject to limitations under applicable law, the Committee may grant such other Awards to Employees, Outside Directors and Consultants that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares as deemed by the Committee to be consistent with the purposes of the Plan.  The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company, a Parent or any Related Entity to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements.  The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement.

Article 9.        General Provisions Applicable to Awards
                                9.1.    Limits on Awards. Subject to any adjustments described in Section 3.3 the following limits shall apply to Awards:
                        (a)        No more than an aggregate of 1,000,000 Shares may be issued under ISOs;
                        (b)        The maximum number of Shares subject to RSUs or Restricted Stock that may be granted to a Participant during any one calendar year is 200,000;
                        (c)        The maximum number of Shares subject to Performance Units or Performance Shares that may be granted to a Participant during any one calendar year is 200,000;
                        (d)        The maximum number of Shares subject to either Options or SARs that may be granted to a Participant during any one calendar year is 200,000;
                        (e)        The maximum amount of cash-denominated Other Awards that may be granted to a Participant during any one calendar year is $2,000,000;
                        (f)        The maximum number of Shares subject to share-denominated Other Awards that may be granted to a Participant during any one calendar year is 200,000 and
                        (g)        The maximum grant date Fair Market Value of any Awards that may be granted to an Outside Director in any calendar year shall be $500,000.
To the extent not prohibited by applicable laws, rules and regulations, any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to the individual limits contained in Section 3.1 or this Section 9.1.

                                9.2    Restrictions on Performance-Based Awards. The Committee may determine whether any Award, including Performance Units or Performance Shares, under the Plan is intended to meet the requirements for "qualified performance-based compensation" as that term is used in Section 162(m) of the Code.  The following provisions shall apply to any Awards intended to satisfy such requirements:
                        (a)        Any such Awards designated to be "qualified performance-based compensation" shall be conditioned on the achievement of one or more Performance Goals to the extent required by Section 162(m) and will be subject to all other conditions and requirements of Section 162(m).
                        (b)        The Performance Goals shall be determined in accordance with generally accepted accounting principles (subject to adjustments and modifications for specified types of events or circumstances approved by the Committee in advance) consistently applied on a Subsidiary, business unit, division, segment, product line, or consolidated basis or any combination thereof.  Adjustment events include (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) charges for any reorganization and restructuring programs; (v) unusual or infrequent charges or losses as described in Accounting Standards Codification 225-20-20 or elements of adjusted income in the management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (vi) the impact of acquisitions or divestitures; (vii) foreign exchange gains and losses and (viii) gains or losses on asset sales.
                        (c)        The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, business unit, division, segment, product line, or combination thereof and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, business unit, division, segment, product line, or combination thereof) or measured relative to selected peer companies or a market index.  At the time of grant, the Committee may provide for adjustments to the performance criteria in accordance with Section 162(m).  The Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award.
                        (d)        The Participants will be designated, and the applicable Performance Goals will be established, by the Committee not later than 90 days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m)).  Each Participant will be assigned a target amount of Shares or cash payable if Performance Goals are achieved.  Any payment of an Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied.  The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Goals, the Award may be settled with payment greater than the target Performance Goals, but in no event may such payment exceed the limits set forth in Section 9.1.  The Committee retains the right to reduce any such Award notwithstanding the attainment of the Performance Goals.

                                9.3.    Performance Awards Not Subject to Section 162(m). The Committee may also grant performance-based Awards not intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.  With respect to such Awards, the Committee may establish performance targets and goals based on any criteria it deems appropriate and shall not be required to follow the procedures or schedule specified in Section 9.2.

                                9.4.    Restrictions on Transfers of Awards.  Except as may be provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or, except in the case of an ISO, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an ISO, for no consideration to a permitted transferee.  Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.  No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company, a Parent or any Related Entity.

                                9.5.    Restrictions on Transfers of Shares.  The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange upon which such Shares are then listed and with any blue sky or state securities laws applicable to such Shares.

                                9.6.    Additional Restrictions on Awards and Shares.  Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate on the Award, any Shares issued under an Award, or both, including, without limitation, (a) restrictions under an insider trading policy, (b) any compensation recovery policy or policies established by the Company as such policy or policies may be amended from time to time, (c) share retention guidelines, minimum holding requirements and other restrictions designed to delay or coordinate the timing and manner of sales, (d) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares, (e) restrictions relating to a Participant's activities following termination of employment or service, including but not limited to, competition against the Company, disclosure of Company confidential information, and solicitation of Company employees and/or customers, and (f) other policies that may be implemented by the Board from time to time.

                                9.7.    Minimum Vesting Period.  All Awards shall have a vesting period of not less than one year from date of grant, including those Awards that are subject to Performance Goals or other performance-based objectives; provided, however, that Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 3.1 may be granted to any one or more Participants without respect to such minimum vesting provisions.  Notwithstanding anything in this Plan to the contrary, Substitute Awards shall not be subject to the minimum vesting provisions of this Section 9.7.

                                9.8.    Shareholder Rights; Dividend Equivalents.  Except as provided in the Plan or an Award Agreement, no Participant shall have any Shares subject to an Award and any of the rights of a stockholder unless and until such Participant has satisfied all requirements for exercise or vesting of the Award pursuant to its terms, Shares have actually been issued, restrictions imposed on the Shares, if any, have been removed, and the Shares are entered upon the records of the duly authorized transfer agent of the Company.  The recipient of a Award (other than Options and SARs) may be entitled to receive Dividend Equivalents, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and subject to vesting and forfeiture to the same extent as the underlying Award; provided, however, that Dividend Equivalents shall only become payable if and to the extent the underlying Award vests, regardless of whether or not vesting is contingent upon continued employment, the achievement of Performance Goals, or both.

                                9.9.    Termination of Employment or Service.  Each Award Agreement shall set forth the terms relating to the treatment of an Award in the event of a Participant's termination of employment or service, including, without limitation, the extent to which the right to vest, exercise or receive payout of an Award may continue following termination of the Participant's employment or service with the Company, a Parent or any Related Entity, including due to death or Disability, and any forfeiture provisions.  Such provisions shall be determined by the Committee in its discretion, shall be included in the Award Agreement applicable to a Participant, need not be uniform among all Awards or among all Participants and may reflect distinctions based on the reasons for termination of employment or service.

                                9.10.    Effect of Change in Status.  The Committee shall have the discretion to determine the effect upon an Award, in the case of (i) any individual who is employed with, or engaged by, an entity that ceases to be a Parent or a Related Entity, (ii) any leave of absence approved by the Company, a Parent or any Related Entity, (iii) any change in the Participant's status from an Employee to a Consultant, or vice versa, and (iv) at the request of the Company, a Parent or any Related Entity, any Participant who becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Parent or any Related Entity.

Article 10.        Change of Control
                                Unless specifically prohibited by the Plan or unless the Committee provides otherwise prior to the Change of Control, upon the occurrence of a Change of Control and a termination of a Participant's employment or service with the Company or a Parent or any Related Entity without Cause, or  a Participant's resignation of employment or service with the Company or a Parent or any Related Entity for Good Reason, on or before the occurrence of the two year anniversary of the occurrence of a Change of Control:
                        (a)        Any restrictions imposed on RSUs or Restricted Stock shall be deemed to have expired;
                        (b)        With respect to all outstanding Awards of Performance Units, Performance Shares and other performance-based Awards, the Committee (i) shall determine the greater of (x) the payout at the target number of Performance Units or Performance Shares granted for the entire Performance Period and (y) the payout based upon the actual performance level attained as of the last day of the calendar quarter immediately prior to the date of the Participant's termination without Cause or Participant's resignation for Good Reason, in either case, after giving effect to the accumulation of Dividend Equivalents, and (ii) shall pay to the Participant the greater of such amounts, prorated based upon the number of complete and partial calendar months within the Performance Period which have elapsed as of the date of the Participant's termination without Cause or the Participant's resignation for Good Reason.  Payment shall be made in cash or in shares, as determined by the Committee;
                        (c)        Any and all outstanding and unvested Options and SARs shall become immediately exercisable; and
                        (d)        Any restrictions imposed on any and all outstanding and unvested Other Awards shall be deemed to have expired.

Article 11.        Corporate Transactions.
                                11.1.    Assumption or Replacement of Awards by Successor.  In the event of a Change of Control, any or all outstanding Awards may be assumed or replaced by the successor entity, which assumption or replacement shall be binding on all Participants.  In the alternative, the successor entity may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders of the Company (after taking into account the existing provisions of the Awards).  In the event such successor entity fails to assume, replace or substitute Awards, as provided above, pursuant to a Change of Control, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all Shares subject to such Awards immediately prior to the Change of Control unless otherwise determined by the Board and then such Awards will terminate.  In addition, in the event such successor entity refuses to assume, replace or substitute Awards, as provided above, the Committee will notify Participants in writing that such Awards will be exercisable for a period of time determined by the Committee in its discretion, and such Awards will terminate upon the expiration of such period. Awards need not be treated similarly in a Change of Control.  Except as provided in Article 10 and in this Section 11.1, the vesting, payment, purchase or distribution of an Award may not be accelerated by reason of a Change of Control.

                                11.2.    Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting a Substitute Award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.

Article 12.        Amendment, Modification and Termination
                                12.1.    Amendment, Modification and Termination.  The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to comply with Section 422 of the Code, applicable stock exchange listing standards, or any other applicable law, regulation or rule, shall be effective unless such amendment shall be approved by the requisite vote of the shareholders.

                                12.2.    Awards Previously Made.  No termination, amendment or modification of the Plan shall adversely affect in any material way any outstanding Award, without the written consent of the Participant holding such Award unless such termination, modification or amendment is required by applicable law.

Article 13.        Tax Withholding
                                The Company, a Parent or a Related Entity, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements.  In the case of an Award payable in Shares, the Company, a Parent or a Related Entity, as appropriate, may permit or require a Participant to satisfy, in whole or in part, the obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by the individual, or may repurchase Shares that were issued to the Participant, to satisfy the minimum statutory withholding rates for any applicable federal, state, local or foreign tax withholding purposes, in accordance with applicable law and pursuant to any rules that the Company may establish from time to time.  The Company may establish procedures to allow Participants to satisfy such withholding obligations through a net share settlement procedure or the withholding of Shares subject to the applicable Award.  The Company, a Parent or a Related Entity, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the payment is made in connection with an Award) any applicable taxes required to be withheld with respect to payments under the Plan.

Article 14.        General Provisions
                                14.1.    Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

                                14.2.    Headings and Severability.  The headings of Articles and Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.  In the event any Plan provision shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining Plan provisions, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                14.3.    Successors.  All Company obligations with respect to Awards, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

                                14.4.    No Right to Employment or Engagement.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or engagement at any time, for any reason or no reason in the Company's discretion, nor confer upon any Participant any right to continue in the employ or service of the Company, a Parent or a Related Entity.

                                14.5.    Participation.  No Employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

                                14.6.    Requirements of Law.  The making of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided in the Plan, the Board or the Committee may require that a holder make such reasonable covenants, agreements, and representations as the Board or the Committee deems advisable in order to comply with any such laws, regulations, or requirements.
                                Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred within the minimum time limits specified or required in such rule, except to the extent Rule 16b-3 exempts any such sale or transfer from the restrictions of Section 16 of the Exchange Act.  The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16a-1 under the Exchange Act.

                                14.7.    Securities Law Compliance.  With respect to Insiders, Plan transactions are intended to comply with all applicable conditions of the Federal securities laws.  To the extent any Plan provision or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                14.8.    Governing Law.  To the extent not preempted by Federal law, the Plan, the Award Agreements and all agreements thereunder, shall be construed in accordance with, and subject to, the laws of the State of Indiana applicable to contracts made and to be entirely performed in Indiana and wholly disregarding any choice of law provisions that might otherwise be contrary to this express intent.

                                14.9.    Effect on Other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

                                14.10.    Unfunded Plan.  The Plan is intended to be an unfunded plan for incentive compensation.  With respect to any payments not yet made to a holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the holder any rights that are greater than those of a general creditor of the Company or any affiliate.

                                14.11.    Recoupment.  Notwithstanding anything in the Plan to the contrary, all Awards granted under the Plan, any payments made under the Plan and any gains realized upon exercise or settlement of an Award shall be subject to claw-back or recoupment as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.  This Section 14.11 is in addition to, and not in lieu of, any and all other rights of the Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

                                14.12.    Award Agreement.  In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

Article 15.        Compliance with Section 409A of the Code.
                                The parties intend that Plan payments and benefits comply with Section 409A to the extent it applies or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith.  Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A shall be paid prior to the 15th day of the third month of the calendar year immediately following the calendar year in which any applicable restrictions lapse and shall not be treated as deferred compensation unless applicable law requires otherwise.  Notwithstanding anything to the contrary in the Plan: (i) no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A and becomes payable by reason of a Participant's termination of employment or service with the Company will be made to such Participant until such Participant's termination of employment or service constitutes a "separation from service" under Section 409A; and (ii) to the extent required in order to comply with Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant's termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant's separation from service (or upon the Participant's death, if earlier).  In addition, for Plan purposes, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Section 409A, shall be construed as a separate identified payment for purposes of Section 409A.  For any Plan payment that constitutes "non-qualified deferred compensation" under Section 409A, to the extent required to comply with Section 409A, a Change of Control shall be deemed to have occurred with respect to such payment only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment.  A Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Article 16.        Definitions
                                Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:
                                "Award" shall mean, individually or collectively, an Award of Restricted Stock, RSUs, Performance Units, Performance Shares, NQSOs, ISOs, SARs or any other type of Award permitted under Article 8.
                                "Award Agreement" shall mean any written or electronic agreement or document evidencing any Award granted by the Committee, which may, but need not, be signed or acknowledged by the Company or a Participant as determined by the Committee. Award Agreements shall, in the discretion of the Committee, contain such terms and conditions that are not inconsistent with the terms of the Plan.

                                "Board" shall mean the Board of Directors of the Company.
                                "Cause" shall mean the termination of a Participant's employment or service with the Company in connection with: a separation from service by the Company and all Parents and Related Entities for cause as defined in a then-effective written agreement between the Company, a Parent or Related Entity, and the Participant, and in the absence of such agreement or policy and definition, results from any one or more of the following as determined by the Committee in its discretion:
                        (a)        the entry of a final judgment of conviction of the Participant by a trial court for a felony regardless of whether the Participant appeals the judgment, or entry of  a plea of nolo contendere by the Participant to a felony;
                        (b)        the issuance of a final award, judgment, or order by an administrative agency, a single arbitrator or panel of arbitrators, governmental body, governmentally-owned corporation, self-regulatory organization, or trial court that prohibits or prevents the Participant from performing any material obligation to the Company, a Parent, or any Related Entity for more than six (6) months regardless of whether the Participant appeals the award, judgment, or order;
                        (c)        the Participant's intentional violation of any law that causes or threatens to cause a material loss to any business of the Company, a Parent, or any Related Entity; provided, however, that the foregoing provision does not apply to a violation subject only to a monetary fine of fifty thousand ($50,000) dollars or less;
                        (d)        the Participant's violation of any law governing any business of the Company, a Parent, or any Related Entity; provided, however, that the foregoing provisions does not apply if the Participant acted (i) in accordance with the written direction or policy of the Board or the board of directors or other governing body of the Parent or a Related Entity to which the Participant primarily provides services; or (ii) in reliance on the written advice of counsel to the Company, a Parent, or a Related Entity requested by the Board or the board of directors or other governing body of the Parent or a Related Entity to which the Participant primarily provides services;
                        (e)        the Participant's failure, other than by reason of death or Disability, to perform satisfactorily on a regular basis a material duty as an Employee or Director;
                        (f)        the Participant's failure, other than by reason of death or Disability, to carry out the reasonable and achievable business directions of the Board or the board of directors or other governing body of the Parent or a Related Entity to which the Participant primarily provides services, or any officer who customarily gives business directions to the Participant, and the failure continues for more than thirty (30) days after the Participant receives from the person or entity that gave the directions written notice specifying the failure and requesting the Participant to cure it;
                        (g)        (i) any act or failure to act by the Participant that the Participant intends to cause or threaten to cause a material loss to any business of the Company, a Parent, or a Related Entity; (ii) any act or failure to act by the Participant that constitutes gross negligence and causes or threatens to cause a material loss to any business of the Company, a Parent, or a Related Entity; or (iii) multiple acts or failures to act by the Participant that constitute negligence and cause or threaten to cause a material loss to any business of the Company, a Parent, or a Related Entity;

                        (h)        the Participant's intentional interference with any business of the Company, a Parent, or any Related Entity that causes or threatens to cause a material loss to that business;
                        (i)        the Participant's falsification of any information given to a Director or officer or a director or officer of a Parent or any Related Entity; or;
                        (j)       any act by the Participant directed against the Company, a Parent, or any Related Entity of bribery, embezzlement, fraud, misappropriation of assets, or receipt of kickbacks.
Notwithstanding any provisions in the Plan to the contrary, during the thirty (30) day cure periods of subparagraph (f) above, the Participant shall not vest in any Awards.
                                "Change of Control" shall mean the occurrence of any of the following events.
                        (a)        a Change of Control shall not apply with respect to the assumption or reallocation of Class A  Common Stock among the Shapiro family or entities, as disclosed in the definitive proxy statements filed by the Company with the Securities Exchange Commission;
                        (b)         any Person acquires ownership of the Class A Common Stock that, together with Class A Common Stock previously held by the acquirer, constitutes more than fifty percent (50%) of the total Fair Market Value or total voting power of the Company's stock.  If any Person is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the Company's stock, the acquisition of additional stock by the same Person does not cause a change in ownership.  An increase in the percentage of stock owned by any Person as a result of a transaction in which the Company acquires its stock in exchange for property, is treated as an acquisition of stock;
                        (c)        any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that Person) ownership of the Company's stock possessing at least thirty percent (30%) of the total voting power of the stock;
                        (d)        a majority of the members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election; or
                        (e)        any Person acquires (or has acquired during the twelve (12) month period ending on a date of the most recent acquisition by that Person) assets from a corporation that have a total gross fair market value equal to at least forty percent (40%) of the total gross fair market value of all the Company's assets immediately prior to the acquisition or acquisitions.  Gross fair market value means the value of the Company's assets, or the value of the assets being disposed of, without regard to any liabilities associated with these assets.
                                In determining whether a Change of Control occurs, the attribution rules of Code Section 318 apply to determine stock ownership.  For purposes of the definition of Change of Control, a "Person" shall mean any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (a) any member of the Company, a Parent and the Related Entities, (b) a trustee or other fiduciary holding securities under an employee benefit plan of any member of the Company, a Parent and the Related Entities, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

                                "Class A Common Stock" means the Company's Class A voting common stock.
                                "Class B Common Stock" means the Company's Class B non-voting common stock.
                                "Code" shall mean the Internal Revenue Code of 1986, as such is amended from time to time, including any applicable regulations, and any reference to a section of the Code shall include any successor provision of the Code.
                                "Committee" means the Compensation Committee of the Board.
                                "Company" means Baldwin & Lyon, Inc., an Indiana corporation, or any successor thereto as provided in Section 14.3.
                                "Consultant" shall mean any natural person engaged by the Company a Parent or a Related Entity to render services, but who is not an Employee provided, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 under the Securities Act.
                                "Director" means any individual who is a member of the Board or the board of directors or other governing body of a Related Entity.
                                "Disability" means, unless otherwise defined in an employment agreement between the Participant and the Company, a Parent or a Related Entity, a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of at least twelve (12) months, receiving income replacement benefits for at least three (3) months under an accident and health plan covering the Company's, a Parent's, or a Related Entity's employees.  Notwithstanding the previous two sentences, with respect to an Award that is subject to Section 409A where the payment or settlement of the Award will accelerate upon termination of employment or service as a result of the Participant's Disability, solely for purposes of determining the timing of payment, no such termination will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a "disability" as defined under Section 409A.
                                "Dividend Equivalent" means, with respect to Shares subject to Awards, a right to an amount equal to dividends declared on an equal number of issued and outstanding Shares.
                                "Effective Date" means February 13, 2017, subject to the approval of the Plan by the stockholders of the Company at the 2017 annual meeting of stockholders.
                                "Employee" means each employee of the Company, a Parent or any Related Entity.
                                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
                                "Exchange Program" means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).

                                "Exercise Period" means the period during which a SAR or Option is exercisable, as set forth in the related Award Agreement.
                                "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option or SAR, as determined by the Committee and set forth in an Award Agreement.  Other than in connection with Substitute Awards, the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date an Option or SAR is granted.
                               "Fair Market Value" of a Share as of any date means: the closing price of a Share on the date of determination (or the mean of the closing bid and asked prices for the Share if no sales were reported) as reported by the NASDAQ or other domestic stock exchange on which the Shares are listed.  If the Shares are not listed on a domestic stock exchange, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A.  If the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined above on the immediately preceding Trading Day, unless otherwise determined by the Committee.  The determination of Fair Market Value for purposes of tax withholding may be made in the discretion of the Committee subject to applicable laws and is not required to be consistent with the determination of Fair Market Value for other purposes.  For purposes of achieving an exemption from Section 409A in the case of affected Participants subject to Section 409A, Fair Market Value shall be determined in a manner consistent with Section 409A.
                               "Good Reason" means a Participant's separation from service when the following conditions are satisfied:
(a)	The separation from service occurs no later than six (6) months after initial existence of one or more of the following conditions that arise without the Participant's consent:

(i)	a material diminution in the Participant's base compensation;

(ii)	a material diminution in the Participant's authority, duties, or responsibilities;

(iii)
a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant reports, including a requirement that the Participant report to an officer or employee instead of reporting directly to the Board or other governing body;

(iv)	a material change in the geographical location at which the Participant performs services; or

(v)
any other act or failure to act that constitutes a material breach by the Company, a Parent, or a Related Entity of an employment agreement or other written agreement under which the Participant provides services; and

(b)
The Participant gives written notice to the Board or other governing body of the entity to which the Participant primarily provides services of the conditions described in subparagraph (a) within ninety (90) days of its initial existence, and upon receipt of the written notice, the Company, Parent, or Related Entity has thirty (30) days to cure it.

                                "Indemnifiable Person" shall have the meaning set forth in Section 2.5.
                                "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 7, which is designated as an ISO and satisfies the requirements of Section 422 of the Code.

                                "Insider" means an Employee who is, on the relevant date, an officer, Director or ten percent (10%) beneficial owner of the common shares, as contemplated by Section 16 of the Exchange Act.
                                "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, which is not intended to be an ISO.
                                "Option" means an ISO or a NQSO.
                                "Outside Director" means a member of the Board or the board of directors or other governing body of a Related Entity who is not otherwise an employee of the Company, a Parent or any Related Entity.
                                "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if on the date of grant or an Award each corporation, other than the Company, owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.
                          "Participant" means an Employee, Outside Director or Consultant who holds an outstanding Award.
                            "Performance Goals" means, any of the general performance objectives, selected by the Committee and specified in an Award Agreement, from among the performance criteria set forth on Schedule A hereto, either individually, alternatively or in any combination, applied to the Company as a whole or any Subsidiary, business unit, division, segment, product line, or any combination of the foregoing, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to an applicable Award has been achieved.
                          "Performance Period" means the period of time during which the Performance Goals will be measured to determine what, if any, Performance Units or Performance Shares have been earned.  A Performance Period shall, in all cases, be at least twelve (12) months in length.
                           "Performance Share" means an Award set forth in Article 6.
                          "Performance Unit" means the right of a Participant to receive cash or Shares, upon achievement of the Performance Goals, in accordance with the Plan.
                          "Prior Plan" means the Baldwin & Lyons, Inc. Restricted Stock Compensation Plan.
                         "Related Entity" means the corporation or other entity, other than the Company, to which the Participant primarily provides services on the date of grant of an Award, and any corporation or other entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, and ending with the corporation or other entity that has a controlling interest in the corporation or other entity to which the Participant primarily provides services on the date of grant of an Award.  For a corporation, a controlling interest means ownership of stock possessing at least fifty percent (50%) of total combined voting power of all classes of stock, or at least fifty percent (50%) of the total value of all classes of stock.  For a partnership or limited liability company, a controlling interest means ownership of at least fifty percent (50%) of the profits interest or capital interest of the entity.  In determining ownership, the rules of Treasury Regulation §§ 1.414(c)-3 and 1.414(c)-4 apply.

                             "Restricted Stock" means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
                             "Restricted Stock Unit" or "RSU" means an Award to a Participant covering a number of Shares that at a later date may be settled in cash, or by issuance of those Shares.
                                "Section 409A" means Section 409A of the Code.
                                "Share" means a share of Class B Common Stock.
                                "Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as a SAR, to receive a payment on the day the right is exercised, pursuant to Article 7. Each SAR shall be denominated in terms of one Share.
                                "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company as that term is defined in Section 424(f) of the Code.
                                "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company, a Parent or any Related Entity or with which the Company,  a Parent or any Related Entity combines.

Schedule A to the Baldwin & Lyons, Inc. Long-Term Incentive Plan

FINANCIAL PERFORMANCE MEASURES

(a) net earnings or net income (before or after taxes);
(b) basic or diluted earnings per share (before or after taxes);
(c) net revenue or net revenue growth;
(d) gross revenue;
(e) gross profit or gross profit growth;
(f) net operating profit (before or after taxes);
(g) return on assets, capital, invested capital, equity, or sales;
(h) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);
(i) earnings before or after taxes, interest, depreciation and/or amortization;
(j) gross or operating margins;
(k) improvements in capital structure;
(l) budget and expense management;
(m) productivity ratios;
(n) economic value added or other value added measurements;

(o) share price (including, but not limited to, growth measures and total shareholder return);
(p) expense targets;
(q) margins;
(r) operating efficiency;
(s) working capital targets;
(t) enterprise value;
(u) safety record;
(v) completion of acquisitions or business expansion;
(w) premium, policy, or customer growth
(x) combined ratio

Label Here

Baldwin & Lyons, Inc.
111 Congressional Blvd.
Carmel, IN 46032

2017 Annual Meeting of Shareholders
Tuesday, May 9, 2017
At the Company Headquarters
111 Congressional Blvd.
Carmel, IN 46032

Proxy solicited on behalf of the Board of Directors.
Please promptly vote, sign, date and return this proxy card using the enclosed envelope. Your vote is important.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.  Sign on reverse side.
X

Annual Meeting Proxy Card
The undersigned hereby appoints William C. Vens and Jeremy F. Goldstein, or either of them, with full powers of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. to be held on May 9, 2017, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:

Proposal 1 – Election of Directors:  For    Withhold
                   For All Directors        ☐                 ☐
                   Or Individually:
(A)	Stuart D. Bilton ☐ ☐
(B)	W. Randall Birchfield ☐ ☐
(C)	Otto N. Frenzel IV ☐ ☐
(D)	Philip V. Moyles, Jr. ☐ ☐
(E)	John M. O'Mara ☐ ☐
(F)	John A. Pigott ☐ ☐
(G)	Kenneth D. Sacks ☐ ☐
(H)	Nathan Shapiro ☐ ☐
(I)	Norton Shapiro ☐ ☐
(J)	Robert Shapiro ☐ ☐
(K)	Steven A. Shapiro ☐ ☐

Proposal 2 – Ratify the appointment of Ernst & Young, LLP as Independent Auditor for the Corporation for 2017:
For
☐

Against
☐

Abstain
☐
Continued on Reverse Side

Proposal 3 – Approval of the Baldwin & Lyons, Inc. Annual Incentive Plan:
For
☐

Against
☐

Abstain
☐

Proposal 4 -- Approval of the Baldwin & Lyons, Inc. Long-Term Incentive Plan:
For
☐

Against
☐

Abstain
☐

Proposal 5 -- Advisory approval of the Corporation's executive officer compensation:
For
☐

Against
☐

Abstain
☐

Proposal 6 – Approval of the frequency of future shareholder advisory votes to approve the Corporation's executive compensation:
One Year
☐

Two Years
☐

Three Years
☐

Abstain
☐

The Board of Directors recommends voting FOR each of the director nominees listed above and FOR Proposals 2, 3, 4 and 5.  With regard to Proposal 6, the Board of Directors recommends voting FOR future shareholder votes on the approval of the Corporation's executive officer compensation to be held every ONE YEAR.

Authorized Signatures — This section must be completed for your vote to be counted.
Date and Sign Below.

Please sign exactly as name(s) appears. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box